                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY



                              U.S.$ 742,857,142.86


                                CREDIT AGREEMENT


                                      among


EMPRESA NACIONAL DE ELECTRICIDAD S.A., acting through its Cayman Islands Branch, as Borrower,


                         VARIOUS FINANCIAL INSTITUTIONS,
                                   as Lenders,


                      BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
                         CITIGROUP GLOBAL MARKETS INC.,
                  DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC
                                       and
              SANTANDER CENTRAL HISPANO INVESTMENT SECURITIES INC.,
                   as Mandated Lead Arrangers and Bookrunners,

                                       and
                 DRESDNER KLEINWORT WASSERSTEIN SECURITIES LLC,
                             as Documentation Agent,

                                       and
                      BANCO BILBAO VIZCAYA ARGENTARIA S.A.,
                                       and
              SANTANDER CENTRAL HISPANO INVESTMENT SECURITIES INC.,
                             as Syndication Agents,

                                       and
                                 CITIBANK N.A.,
                             as Administrative Agent


                        ---------------------------------


                            Dated as of May 12, 2003


                       ----------------------------------
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                                TABLE OF CONTENTS
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Section 1.        Definitions and Principles of Construction.....................................................1

         1.1.     Defined Terms..................................................................................1

         1.2.     Principles of Construction....................................................................19

Section 2.        Amount and Terms of Credit....................................................................19

         2.1.     Agreement to Lend.............................................................................19

         2.2.     General Purpose...............................................................................20

         2.3.     Notice of Borrowing...........................................................................20

         2.4.     Making of Loans; Repayment of Refinanced Debt.................................................20

         2.5.     Notes.........................................................................................21

         2.6.     Default by Lender.............................................................................21

         2.7.     Interest......................................................................................22

         2.8.     Increased Costs, Illegality, Etc..............................................................23

         2.9.     Compensation..................................................................................24

         2.10.    Change of Lending Office......................................................................25

         2.11.    Replacement of Lenders........................................................................25

Section 3.        Fees; Termination of Commitments..............................................................25

         3.1.     Fees..........................................................................................25

         3.2.     Mandatory Termination of Commitments..........................................................25

Section 4.        Prepayments; Payments.........................................................................25

         4.1.     Scheduled Repayments..........................................................................25

         4.2.     Voluntary Prepayments.........................................................................26

         4.3.     Mandatory Prepayments.........................................................................26

         4.4.     Method and Place of Payment...................................................................27

         4.5.     Net Payments..................................................................................27

Section 5.        Conditions Precedent to the Borrowing.........................................................28

         5.1.     Effectiveness; Execution of Loan Documents; Notes.............................................28

         5.2.     No Default; Representations and Warranties....................................................28

         5.3.     No Default; Indebtedness......................................................................28

         5.4.     Enersis Credit Agreements Closing.............................................................28

         5.5.     Notice of Borrowing...........................................................................28

         5.6.     Opinions of Counsel to the Borrower and the Guarantors........................................29
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         5.7.     Opinions of Counsel to the Lenders and the Administrative Agent...............................29

         5.8.     Corporate Documents; Proceedings..............................................................29

         5.9.     Governmental and Other Approvals..............................................................29

         5.10.    Appointment of Agent for Service of Process...................................................30

         5.11.    No Change in Condition........................................................................30

         5.12.    Market Conditions.............................................................................30

         5.13.    Payments......................................................................................30

         5.14.    Delivery of Financial Statements..............................................................30

         5.15.    Funding of 2003 Bond Escrow Account...........................................................30

         5.16.    Commitment by Endesa Spain....................................................................31

         5.17.    Central Bank Notification.....................................................................31

         5.18.    Assignment....................................................................................31

Section 6.        Representations and Warranties................................................................31

         6.1.     Corporate Status..............................................................................31

         6.2.     Corporate Power and Authority.................................................................32

         6.3.     No Immunity...................................................................................32

         6.4.     No Violation..................................................................................32

         6.5.     Governmental Approvals........................................................................32

         6.6.     Subsidiaries..................................................................................32

         6.7.     Intercompany Indebtedness.....................................................................33

         6.8.     Ranking.......................................................................................33

         6.9.     Financial Statements..........................................................................33

         6.10.    Voluntary Prepayments.........................................................................34

         6.11.    Litigation....................................................................................34

         6.12.    True and Complete Disclosure..................................................................34

         6.13.    Use of Proceeds...............................................................................35

         6.14.    Tax Returns and Payments......................................................................35

         6.15.    Compliance with Law; Environmental Laws.......................................................35

         6.16.    Properties....................................................................................36

         6.17.    Employee Benefit Plans........................................................................36
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         6.18.    Investment Company Act; PUHCA.................................................................36

         6.19.    Withholding Taxes.............................................................................36

         6.20.    Form of Documentation.........................................................................36

         6.21.    Indebtedness..................................................................................37

         6.22.    Secured Debt..................................................................................37

         6.23.    Sale Lease-Back Transactions..................................................................37

         6.24.    Foreign Exchange Regulations..................................................................37

         6.25.    Insurance.....................................................................................37

Section 7.        Affirmative Covenants.........................................................................38

         7.1.     Four Point Business Plan......................................................................38

         7.2.     Upstreaming...................................................................................38

         7.3.     Intercompany Indebtedness.....................................................................38

         7.4.     Information Covenants.........................................................................39

         7.5.     Books, Records and Inspections................................................................41

         7.6.     Corporate Privileges..........................................................................42

         7.7.     Performance of Obligations....................................................................42

         7.8.     Compliance with Law; Environmental Law........................................................42

         7.9.     Taxes.........................................................................................43

         7.10.    Maintenance of Property and Insurance.........................................................43

         7.11.    Ranking.......................................................................................43

         7.12.    Further Assurances............................................................................43

         7.13.    Guarantees....................................................................................43

         7.14.    Central Bank Notification.....................................................................44

Section 8.        Financial Covenants...........................................................................44

         8.1.     Debt to Adjusted Operating Cash Flow..........................................................44

         8.2.     Debt to EBITDA................................................................................44

         8.3.     Adjusted Operating Cash Flow to Interest Expense..............................................45

         8.4.     Adjusted Consolidated Leverage Test...........................................................45

         8.5.     Calculations..................................................................................45

Section 9.        Negative Covenants............................................................................45
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         9.1.     Transfer of Operating Assets..................................................................45

         9.2.     Permitted Capital Expenditures................................................................45

         9.3.     Indebtedness..................................................................................45

         9.4.     Investments...................................................................................46

         9.5.     Substitute Guarantee..........................................................................46

         9.6.     Repurchase or Redemption of Capital Stock.....................................................47

         9.7.     Consolidations, Mergers, Etc..................................................................47

         9.8.     Sales of Assets...............................................................................48

         9.9.     Liens.........................................................................................48

         9.10.    Limitations on Prepayments of Indebtedness....................................................51

         9.11.    Transactions with Affiliates..................................................................51

         9.12.    Sale of Certain Assets........................................................................51

         9.13.    Upstreaming...................................................................................51

         9.14.    Limitation on Sale Lease-Back Transactions....................................................51

         9.15.    Business......................................................................................51

Section 10.       Events of Default.............................................................................52

         10.1.    Payments......................................................................................52

         10.2.    Representations, Etc..........................................................................52

         10.3.    Covenants under this Agreement................................................................52

         10.4.    Other Covenants...............................................................................52

         10.5.    Cross-Default.................................................................................52

         10.6.    Bankruptcy, Etc...............................................................................53

         10.7.    Judgments.....................................................................................53

         10.8.    Currency Restrictions.........................................................................53

         10.9.    Denial of Liability...........................................................................53

         10.10.   Governmental Action...........................................................................54

         10.11.   Substitution of Guarantees....................................................................54

Section 11.       The Administrative Agent......................................................................55

         11.1.    Appointment; Acceptance of Appointment........................................................55

         11.2.    Nature of Duties..............................................................................55
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         11.3.    Lack of Reliance on the Administrative Agent..................................................56

         11.4.    Certain Rights of the Administrative Agent....................................................56

         11.5.    Reliance......................................................................................56

         11.6.    Indemnification...............................................................................57

         11.7.    The Administrative Agent in its Individual Capacity...........................................57

         11.8.    Holders.......................................................................................57

         11.9.    Succession....................................................................................57

         11.10.   Power of Attorney from the Lenders............................................................58

Section 12.       Miscellaneous.................................................................................58

         12.1.    Payment of Expenses, Etc......................................................................58

         12.2.    Right of Setoff...............................................................................59

         12.3.    Notices.......................................................................................59

         12.4.    Benefit of Agreement; Syndication or Assignment of Loan.......................................59

         12.5.    No Waiver; Remedies Cumulative................................................................61

         12.6.    Payments Pro Rata.............................................................................61

         12.7.    Calculations, Computations....................................................................62

         12.8.    Governing Law; Submission to Jurisdiction; Venue..............................................63

         12.9.    Obligation to Make Payments in Dollars........................................................64

         12.10.   Counterparts..................................................................................64

         12.11.   Effectiveness.................................................................................65

         12.12.   Headings Descriptive..........................................................................65

         12.13.   Amendment or Waiver...........................................................................65

         12.14.   Survival......................................................................................65

         12.15.   Domicile of Loans; Regulation D...............................................................65

         12.16.   Waiver of Jury Trial..........................................................................66

         12.17. The Mandated Lead Arrangers and Bookrunners; Documentation Agent
                and Syndication Agents..........................................................................66

         12.18.   Register......................................................................................66

         12.19.   Confidentiality...............................................................................67

         12.20.   Severability..................................................................................68
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                                       v

SCHEDULE A........Refinanced Debt
SCHEDULE B........Commitments
SCHEDULE C........Santa Rosa Property
SCHEDULE D........Relevant Subsidiaries; Chilean Subsidiaries; Foreign
                  Subsidiaries
SCHEDULE E........Intercompany Indebtedness
SCHEDULE F........Existing Indebtedness
SCHEDULE G........Secured Debt
SCHEDULE H........Contractual Restrictions
SCHEDULE I........Financial Covenant Ratios
SCHEDULE J........Permitted Capital Expenditures
SCHEDULE K........Liens
EXHIBIT  A........Celta Guarantee Agreements
EXHIBIT  B........Endesa-Chile Internacional Guarantee Agreement
EXHIBIT  C........Pangue Guarantee Agreements
EXHIBIT  D........Pehuenche Guarantee Agreements
EXHIBIT  E........Notice of Borrowing
EXHIBIT  F........Note
EXHIBIT  G........Form of Recognition of Debt
EXHIBIT  H........Escrow Agreement
EXHIBIT  I........Opinion of New York Counsel to the Borrower
EXHIBIT  J........Opinion of Chilean Counsel to the Borrower
EXHIBIT  K........Opinion of Chilean Counsel to Celta
EXHIBIT  L........Opinion of Chilean Counsel to Pangue
EXHIBIT  M........Opinion of Chilean Counsel to Pehuenche
EXHIBIT  N........[INTENTIONALLY OMITTED]
EXHIBIT  O........Opinion of Cayman Islands Counsel to the Borrower
EXHIBIT  P........Opinion of Cayman Islands Counsel to Endesa-Chile
                  Internacional
EXHIBIT  Q........Opinion of Spanish Counsel to Celta
EXHIBIT  R........Officer's Certificate - Borrower
EXHIBIT  S........Officer's Certificate - Guarantors
EXHIBIT  T........Consent Letter from Agent for Service of Process
EXHIBIT  U........Endesa Spain Commitment
EXHIBIT  V........Asset Sales
EXHIBIT  W........Four Point Business Plan
EXHIBIT  X........Assignment and Assumption Agreement
EXHIBIT  Y........Power of Attorney

                  This CREDIT AGREEMENT (this "Agreement"), dated as of May 12, 2003, among EMPRESA NACIONAL DE ELECTRICIDAD S.A. a corporation (sociedad anonima) organized and existing under the law of Chile, acting through its Cayman Islands Branch (the "Borrower"), the lenders party hereto from time to time (each, a "Lender" and collectively, the "Lenders"), Citibank N.A., acting in the capacity described in Section 11, as Administrative Agent, Dresdner Kleinwort Wasserstein Securities LLC, as documentation agent (the "Documentation Agent"), Banco Bilbao Vizcaya Argentaria S.A. and Santander Central Hispano Investment Securities Inc., as syndication agents (the "Syndication Agents"), and Banco Bilbao Vizcaya Argentaria S.A., Citigroup Global Markets Inc., Dresdner Kleinwort Wasserstein Securities LLC, and Santander Central Hispano Investment Securities Inc., as mandated lead arrangers and bookrunners (each, a "Mandated Lead Arranger and Bookrunner" and collectively, the "Mandated Lead Arrangers and Bookrunners").

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto make the following recitals (see
Article I for definitions):

                  (A) Each Lender has previously extended one or more credits to the Borrower or Endesa-Chile Internacional, the principal amount outstanding of which is set forth for each Lender in Schedule A, which collectively constitute the Refinanced Debt.

                  (B) The Borrower has requested each Lender to refinance, on the terms and conditions of this Agreement, any such outstanding credit previously extended to it by such Lender.

                  (C) Each Lender is willing to refinance, on the terms and conditions of this Agreement, each credit identified opposite such Lender's name on Schedule A hereto.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

                  Section 1  Definitions and Principles of Construction.

                  1.1. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined, except as otherwise provided):

                  "2003 Bond Escrow Account" shall mean the 2003 Bond Escrow Account to be established pursuant to the Escrow Agreement.

                  "7.20% Notes" shall mean the U.S.$150,000,000 7.20% notes due April 1, 2006, issued by Endesa-Chile Internacional pursuant to that certain indenture dated April 1, 1996 with The Chase Manhattan Bank, N.A. as trustee.

                  "7.20% Notes Escrow Account" shall mean the 7.20% Notes Escrow Account to be established pursuant to the Escrow Agreement.

                  "Adjusted Operating Cash Flow" shall mean, for any period, (i) the sum, without duplication, of (A) sales of the Borrower and its Chilean Subsidiaries on an individual basis for such period, (B) dividends received by the Borrower and its Chilean Subsidiaries from any Foreign Subsidiaries and any Non-Subsidiary Affiliates during such period, (C) interest income on intercompany loans paid by any Foreign Subsidiaries and any Non-Subsidiary Affiliates to the Borrower and its Chilean Subsidiaries during such period, (D) cash distributions paid during such period by any Foreign Subsidiaries and any Non-Subsidiary Affiliates to the Borrower and its Chilean Subsidiaries in respect of equity and (E) management fees paid by any Foreign Subsidiaries and any Non-Subsidiary Affiliates to the Borrower and its Chilean Subsidiaries during such period, less (ii) the sum, without duplication, of operating expenses (including costs of sales and selling and general and administrative expenses (but excluding depreciation and amortization, if any)) of the Borrower and its Chilean Subsidiaries on an individual basis for such period, in each case in conformity with Chilean GAAP.

                  "Administrative Agent" shall mean Citibank N.A., and shall include any successor appointed pursuant to Section 11.9.

                  "Affiliate" shall mean, with respect to any Person, any other Person (other than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that, for purposes of Section 9.11, an Affiliate of the Borrower shall also include any Person that directly or indirectly owns 15% or more of any class of voting securities of the Borrower and any officer or director of the Borrower or any such Person, or of which the Borrower directly or indirectly owns 15% or more of any class of voting securities. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented or amended from time to time.

                  "Alternative Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 0.5% and the Federal Funds Rate for such day.

                  "Applicable Margin" shall mean 3.00% per annum.

                  "Asset Sale" shall mean any sale, lease, transfer or other disposition (including, without limitation, by way of a Sale Lease-Back Transaction or merger) of, or grant of any option or other right to purchase, lease or otherwise acquire, any asset, revenue (present or future) or other property (including, without limitation, any right to receive income), tangible or intangible, real or personal, other than inventory sold or disposed of in the ordinary course of business; provided that, solely for purposes of Section 9.8, obsolete or worn out equipment or material with an individual fair market value of less than U.S.$1,000,000 disposed of in the ordinary course of business shall not be considered an Asset Sale.

                  "Asset Sale Reserve Escrow Account" shall mean the Asset Sale Reserve Escrow Account to be established pursuant to the Escrow Agreement and into which amounts reserved as described in the definition of Net Asset Sale Proceeds may be deposited from time to time.

                  "Assignment and Assumption Agreement" shall mean an agreement in substantially the form of Exhibit X hereto.

                  "Availability Expiry Date" shall mean the date that is ten Business Days after the Effective Date.

                  "Borrower" shall have the meaning specified in the first paragraph of this Agreement.

                  "Borrowing" shall mean a borrowing of Loans hereunder.

                  "Business Day" shall mean (i) with respect to any interest rate determination for Loans, a day (other than a Saturday or Sunday) on which banks generally are open in London, England and The City of New York, United States for the conduct of substantially all of their commercial lending activities and on which dealings in Dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Luxembourg City, Luxembourg, London, England, The City of New York, United States and Santiago, Chile for the conduct of substantially all of their commercial lending activities.

                  "Canutillar" shall mean the 172-megawatt hydroelectric power plant known as "Canutillar" located 60 kilometers east of Puerto Montt in the Tenth Region of Chile, together with all related and associated facilities and assets (including, without limitation, all water and land rights and contractual rights related to its operation).

                  "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capitalized Lease Obligations required to be paid during such period, but excluding any Capitalized Lease Obligations in respect of (a) any Sale-Leaseback Transaction of the Santa Rosa Property and (b) any Sale Leaseback Transaction of any existing real property of any Foreign Subsidiary) incurred by any Person to acquire or construct fixed assets, plant and equipment (including, without limitation, renewals, improvements, replacements, repairs and maintenance) during such period, that are or would be required to be capitalized on the balance sheet of such Person in accordance with Chilean GAAP.

                  "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental or other obligations of such Person which are or would be required to be capitalized on the balance sheet of such Person in accordance with Chilean GAAP, in each case taken at the amount thereof accounted for as Indebtedness in accordance with Chilean GAAP.

                  "Celta" shall mean Compania Electrica Tarapaca S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

                  "Celta Guarantee Agreements" shall mean (a) the Guarantee Agreement, to be dated on or prior to the Closing Date, between Celta and the Administrative Agent and (b) the Fianza y Co-deuda Solidaria, to be dated on or prior to the Closing Date, issued by Celta, in substantially the forms attached hereto as Exhibit A.

                  "Central Bank" shall mean Banco Central de Chile, the central bank of Chile.

                  "Change of Control" shall mean the occurrence of any one or more of the following:

                  (a) (i) the failure, at any time, of Enersis, directly or indirectly to (x) own more than 50% of each class of outstanding voting securities of the Borrower, (y) have effective power to elect a majority of the board of directors of the Borrower and (z) have an economic interest of more than 50% in the Borrower; or (ii) the merger or consolidation of the Borrower with or into another Person or the merger of another Person with or into the Borrower, or the sale, lease, transfer or other disposition of all or substantially all of the assets of the Borrower to another Person, in a single transaction or a series of transactions, the effect of which is that Enersis does not, directly or through any of its Subsidiaries, beneficially own more than 50% of the outstanding voting securities of the surviving or transferee corporation, as the case may be; provided that no Change of Control shall be deemed to have occurred under this clause (a) if after giving effect to any of the above transactions Endesa Spain or any Permitted Endesa Spain Successor, directly or indirectly, shall (x) own more than 50% of each class of outstanding voting securities of the Borrower, (y) have effective power to elect a majority of the board of directors of the Borrower and (z) have an economic interest of more than 50% in the Borrower.

                  (b) (i) the failure, at any time, of Endesa Spain or any Permitted Endesa Spain Successor, directly or indirectly to (x) own more than 50% of each class of outstanding voting securities of Enersis, (y) have effective power to elect a majority of the board of directors of Enersis and (z) have an economic interest of more than 50% in Enersis; or (ii) the merger or consolidation of Enersis with or into another Person or the merger of another Person with or into Enersis, or the sale, lease, transfer or other disposition of all or substantially all of the assets of Enersis to another Person, in a single transaction or a series of transactions, the effect of which is that Endesa Spain does not, directly or through any of its Subsidiaries, (x) beneficially own more than 50% of the outstanding voting securities of the surviving or transferee corporation, as the case may be, (y) have effective power to elect a majority of the board of directors of the surviving corporation and (z) have an economic interest of more than 50% in the surviving or transferee corporation, as the case may be.

                  "Chile" shall mean the Republic of Chile.

                  "Chilean GAAP" shall mean generally accepted accounting principles in Chile, applied on a basis consistent with those applied in the preparation of the most recent financial statements furnished to the Lenders and described in Section 6.9.

                  "Chilean Subsidiary" shall mean any Endesa-Chile Subsidiary whose principal place of business is within Chile.

                  "Closing Date" shall have the meaning provided in Section 5.

                  "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule B under the heading "Commitment."

                  "Consolidated Assets" shall mean, as to any Person and as of any date, the assets of such Person and its Consolidated Subsidiaries on such date, as determined on a consolidated basis in accordance with Chilean GAAP.

                  "Consolidated EBITDA" shall mean, for any period, an amount, determined on a consolidated basis for the Borrower and its Consolidated Subsidiaries, and calculated in accordance with Chilean GAAP, equal to the sum of (i) operating income (before interest expense and interest income) for such period, plus (ii) the consolidated depreciation and amortization expenses for such period; provided, however, that in determining Consolidated EBITDA, there shall be excluded therefrom (to the extent otherwise included therein) (a) extraordinary gain or loss, including any income or expense attributable to acquisitions, (b) Interest Expense (net of interest income), (c) any gain or loss attributable to accounting for inflation or accounting for foreign exchange fluctuations, each as required by Chilean GAAP, and (d) any gain or loss attributable to changes in Chilean GAAP.

                  "Consolidated Indebtedness" shall mean, as of any date, the Indebtedness of the Borrower and its Consolidated Subsidiaries on such date, as determined on a consolidated basis in accordance with Chilean GAAP.

                  "Consolidated Intangible Assets" shall mean, as of any date, the amount (to the extent reflected in the Borrower's Stockholder's Equity) of
(i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 2002 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary thereof, and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carryforwards, copyrights, organization or developmental expenses and other intangible assets, all as determined on a consolidated basis in accordance with Chilean GAAP.

                  "Consolidated Subsidiaries" shall mean, as to any Person and as of any date, all Subsidiaries of such Person and other entities the accounts of which are or would be consolidated with those of such Person for financial reporting purposes as of such date, in accordance with Chilean GAAP.

                  "Consolidated Tangible Net Worth" shall mean, as of any date, the Stockholder's Equity of the Borrower less its Consolidated Intangible Assets on such date.

                  "Contingent Obligation" shall mean, as to any Person as of any date, any obligation of such Person guaranteeing any Indebtedness ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such

Primary Obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such Primary Obligation or (y) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or
(iv) otherwise to assure or hold harmless the holder of such Primary Obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Core Assets" shall mean, with respect to any Person, the assets of such Person, the sole or principal use (or, in the case of shares of capital stock or other ownership interests, the sole or principal business of the issuer) of which consists of activities related to the generation, transmission and trading of electric energy.

                  "Debt Service" shall mean, for any period, the sum, without duplication, of (i) Interest Expense of the Borrower and its Chilean Subsidiaries on an individual basis for such period, (ii) all principal paid during such period in respect of Indebtedness for borrowed money of the Borrower and its Chilean Subsidiaries on an individual basis (excluding any such principal amount (A) paid with the proceeds of any new Indebtedness or (B) paid pursuant to Section 4.3(a), (b) or (d) of this Agreement), (iii) all fees paid in respect of Indebtedness for borrowed money of the Borrower and its Chilean Subsidiaries on an individual basis during such period and (iv) all other amounts paid in respect of Indebtedness for borrowed money of the Borrower and its Chilean Subsidiaries on an individual basis during such period (including, by way of example only, increased costs, breakage costs and additional amounts in respect of withholding taxes).

                  "Default" shall mean any event, act or condition which, with notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Prevention Amount" shall mean, with respect to any Subsidiary of Endesa-Chile, an amount of funds (in excess of funds otherwise available to such Subsidiary) that if transferred or otherwise made available to such Subsidiary will prevent the occurrence of a default under any Indebtedness of such Subsidiary that would be an Event of Default.

                  "Documentation Agent" shall have the meaning provided in the first paragraph hereof.

                  "Dollar" and the sign "U.S.$" shall each mean freely transferable lawful money of the United States of America.

                  "Effective Date" shall have the meaning provided in Section 12.11.

                  "Eligible Transferee" shall mean a Person that is an "accredited investor" (as defined in Regulation D of the U.S. Securities Act of 1933, as amended).

                  "Endesa-Chile" shall mean Empresa Nacional de Electricidad S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

                  "Endesa-Chile 2003 Liquidity Facility" shall mean a liquidity facility pursuant to which Enersis Cayman may make available to the Borrower on any single Business Day on or prior to July 31, 2003 borrowings not to exceed U.S.$300,000,000, the proceeds of which must be applied solely to repay any amounts outstanding under the Medium-Term Notes.

                  "Endesa-Chile Internacional" shall mean Endesa-Chile Internacional, a corporation organized and existing under the Law of the Cayman Islands.

                  "Endesa-Chile Internacional Guarantee Agreement" shall mean the Guarantee Agreement, to be dated on or prior to the Closing Date, between Endesa-Chile Internacional and the Administrative Agent, in substantially the form attached hereto as Exhibit B.

                  "Endesa-Chile Subsidiary" shall mean any Subsidiary of the Borrower.

                  "Endesa Spain" shall mean ENDESA, S.A., a corporation (sociedad anonima) organized and existing under the Law of Spain, or any Permitted Endesa Spain Successor.

                  "Enersis" shall mean ENERSIS S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

                  "Enersis Cayman" shall mean Enersis, acting through its Cayman Islands Branch.

                  "Enersis Credit Agreements" shall mean (i) the Credit Agreement, dated as of the date hereof, among Enersis, as borrower, various financial institutions, Dresdner Bank Luxembourg S.A. and Banco Bilbao Vizcaya Argentaria S.A., as administrative agent, Banco Santander-Chile, as collateral agent, and certain other parties and (ii) the Credit Agreement, dated as of the date hereof, among Enersis Cayman, as borrower, various financial institutions, Dresdner Bank Luxembourg S.A. and Banco Bilbao Vizcaya Argentaria S.A., as administrative agent, Banco Santander-Chile, as collateral agent, and certain other parties.

                  "Environmental Laws" shall mean, at any time, any and all Laws and any and all rules and bases of liability regulation or standards of conduct, in each case concerning pollution or protection of human health or the environment, as are in effect at such time.

                  "Escrow Agent" shall mean Banco Santander-Chile, as escrow agent under the Escrow Agreement, and shall include any successor escrow agent appointed pursuant to the terms of the Escrow Agreement.

                  "Escrow Agreement" shall mean the Escrow Agreement, to be dated on or prior to the Closing Date, among the Borrower, the Administrative Agent and the Escrow Agent, in substantially the form attached hereto as Exhibit H.

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Excess Cash" shall mean, for any period, (i) the sum, without duplication, of (A) Adjusted Operating Cash Flow for such period, (B) the decrease, if any, in working capital of the Borrower and its Chilean Subsidiaries on an individual basis (other than any such decrease resulting from the periodic reclassification of long-term Indebtedness as short-term Indebtedness as a result of the passage of time), excluding cash or cash equivalents, from the opening of business on the first day, to the close of business on the last day, of such period and (C) the excess, if any, of the aggregate unrestricted cash on hand (including cash equivalents) of the Borrower and its Chilean Subsidiaries at the close of business on the last day prior to the beginning of such period over U.S.$1,000,000 (or its equivalent in other currencies) minus (ii) the sum, without duplication, of (A) Permitted Capital Expenditures and Permitted Investments of the Borrower and its Chilean Subsidiaries made during such period (but only to the extent not paid from the proceeds of Asset Sales or Indebtedness or otherwise financed), (B) the increase, if any, in working capital of the Borrower and its Chilean Subsidiaries on an individual basis (taking into account any decrease in working capital resulting from the periodic reclassification of long-term Indebtedness as short-term Indebtedness as a result of the passage of time), excluding cash or cash equivalents, from the opening of business on the first day, to the close of business on the last day, of such period, (C) taxes paid by the Borrower and its Chilean Subsidiaries on an individual basis during such period, (D) any dividend paid by the Borrower during such period (but only to the extent required to be paid under the Law of Chile) and (E) Debt Service for such period. Notwithstanding the foregoing, to the extent otherwise included in calculating Excess Cash, all amounts that qualify as Net Proceeds and have been applied in accordance with Section 4.3(a) shall be excluded from the calculation of Excess Cash.

                  "Excluded Debt" shall mean (i) any Indebtedness incurred on or after April 1, 2005 and maturing after the Maturity Date, to the extent the proceeds thereof (but in no event more than the then outstanding principal amount of the 7.20% Notes) are deposited into the 7.20% Notes Escrow Account under the Escrow Agreement on or prior to March 24, 2006 and used solely to repay on April 1, 2006, the outstanding principal amount of the 7.20% Notes,
(ii) Permitted Equipment Financing, (iii) all or such portion of any Indebtedness incurred by any Chilean Subsidiary which is applied solely to refinance third-party financial Indebtedness of such Subsidiary outstanding on the Closing Date, (iv) Indebtedness incurred by any Foreign Subsidiary which has (after giving effect to the application of proceeds of such Indebtedness) paid in full all of the intercompany Indebtedness (if any) of such Foreign Subsidiary outstanding on the Closing Date, other than the amount of such Indebtedness applied to the payment of such intercompany Indebtedness, (v) all or such portion of any Indebtedness incurred by any Foreign Subsidiaries which (x) the Borrower elects to treat as Excluded Debt, in amounts not to exceed U.S.$15,000,000 (or its equivalent in other currencies) in the aggregate at any time outstanding for any single such Foreign Subsidiary and U.S.$50,000,000 (or its equivalent in other currencies) in the aggregate at any time outstanding for all such Foreign Subsidiaries or (y) is applied by any such Foreign Subsidiary solely to refinance its third-party financial Indebtedness (if any) outstanding on the Closing Date, (vi) working capital Indebtedness of the Borrower and its Chilean Subsidiaries owed to any third-party other than Enersis in an amount not to exceed U.S.$75,000,000 (or its equivalent in other currencies) in the aggregate from time to time outstanding, (vii) Indebtedness of the Borrower to Enersis in an amount not to exceed

U.S.$100,000,000 (or its equivalent in other currencies) in the aggregate at any time outstanding, provided that while any such amount described in this clause
(vii) is outstanding Enersis shall have no Indebtedness outstanding to the Borrower, (viii) Indebtedness incurred by a Subsidiary pursuant to a Permitted Investment, and (ix) Indebtedness incurred by the Borrower hereunder and by the Guarantors pursuant to the Guarantee Agreements.

                  "Existing Indebtedness" shall have the meaning provided in
Section 6.21.

                  "Fair Market Value" shall mean, with respect to any asset or property, a price for such asset or property (taking into account any purchase price adjustment paid or payable in connection with the sale of such asset or property) that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.

                  "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the United States Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.1.

                  "Ficha Estadistica Codificada Uniforme" or "FECU" shall mean the form set forth in Circular No. 1501 of 2000, as amended from time to time, issued by the Superintendencia de Valores y Seguros of Chile under which the Persons subject to its supervision shall file their quarterly and annual financial statements.

                  "Foreign Subsidiary" shall mean any Endesa-Chile Subsidiary whose principal place of business is outside of Chile.

                  "Gas Atacama Entity" shall mean any or all of (a) Gasoducto Cuenca Noroeste Ltda., a limited liability company (limitada) organized and existing under the Law of Chile, (b) Gasoducto Atacama Compania Ltda., a limited liability company (limitada) organized and existing under the Law of Chile, (c) Nor Oeste Pacifico Generacion de Energia Ltda., a limited liability company (limitada) organized and existing under the Law of Chile, (d) Administradora Proyecto Atacama S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile, (e) Energex Co., a corporation organized and existing under the Law of the Cayman Islands and (f) Atacama Finance Co., a corporation organized and existing under the Law of the Cayman Islands, and any Subsidiaries of any of these Persons, and any successors of any of these Persons or any Subsidiaries of any of these Persons.

                  "Government Agency" shall mean any ministry, administrative department, agency, regulatory authority, instrumentality, corporation, or other governmental body or entity, including taxing authorities.

                  "Governmental Approval" shall mean any authorization, approval, consent, license, opinion (concepto) of, or registration, filing or recording with, any Government Agency.

                  "Guarantees" shall mean, collectively, the guarantees provided by the Guarantors pursuant to the terms of the Guarantee Agreements.

                  "Guarantors" shall mean, collectively, each of Celta, Pangue, Endesa-Chile Internacional, Pehuenche and any additional guarantor that provides a Guarantee in accordance with the terms hereof.

                  "Guarantee Agreements" shall mean, collectively, the Celta Guarantee Agreements, the Endesa-Chile Internacional Guarantee Agreement, the Pangue Guarantee Agreements and the Pehuenche Guarantee Agreements.

                  "Hazardous Materials" shall mean any hazardous or toxic substances, materials or wastes, defined, listed, classified or regulated as such in or under any Environmental Laws, including, without limitation, asbestos, petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), polychlorinated biphenyls and ureformaldehyde insulation.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (a) evidenced by any notes, bonds, debentures or similar instruments made or issued by such Person, (b) for borrowed money, or (c) for the deferred purchase price of property or services, except for current trade accounts payable incurred in the ordinary course of business of such Person which are to be repaid in full not more than one year after the date on which such trade accounts payable are originally incurred, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person,
(iv) the aggregate amount of Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person and (vi) solely for purposes of
Section 10.5, the aggregate amount of all net obligations under any Interest Rate Protection or Other Hedging Agreement or under any similar type of agreement entered into by such Person.

                  "Indemnified Costs" shall have the meaning provided in Section 11.6.

                  "Infraestructura 2000" shall mean Infraestructura Dos Mil S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

                  "Initial Deposit" shall have the meaning specified in the Escrow Agreement.

                  "Interest Determination Date" shall mean, with respect to the Loans, the second Business Day prior to the commencement of any Interest Period relating to the Loans.

                  "Interest Expense" shall mean, for any period, all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations and fees) with respect to any Indebtedness for borrowed money (including, without limitation, the Obligations) of the Borrower and its Chilean Subsidiaries on an individual basis during such period pursuant to the terms of such Indebtedness, all as calculated in accordance with Chilean GAAP.

                  "Interest Period" shall mean with respect to any Loan (i) initially, the period commencing on the Closing Date and ending on the last day of the period selected by the Borrower pursuant to the provisions set forth below and (ii) thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions set forth below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may select (so long as no Default or Event of Default shall have occurred and be continuing), upon notice received by the Administrative Agent not later than 9:00 a.m. (New York City time) on the third Business Day prior to the first day of such Interest Period; provided, however, that:

                  (a) all Loans shall have the same Interest Period;

                  (b) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall expire on the immediately preceding Business Day;

                  (c) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (d) below, expire on the last Business Day of the calendar month which is the specified number of months after the commencement of such Interest Period; and

                  (d) no Interest Period shall be selected if it extends beyond the last day of a calendar month containing a Principal Payment Date.

If, upon the expiration of any Interest Period, the Borrower shall have failed to select, or is not permitted to select, a new Interest Period as provided above, the Administrative Agent shall select a new Interest Period in accordance with the criteria set forth above; provided, however, that such Interest Period may, at the discretion of the Administrative Agent, have a duration of one day or one week with respect to any overdue amounts bearing interest as determined pursuant to Section 2.7(b) hereof.

                  "Interest Rate Protection or Other Hedging Agreements" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, or any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values or interest rates.

                  "Investments" shall mean, with respect to any Person, any direct or indirect advance, loan, or other extension of credit (including, without limitation, by means of any guarantee or similar arrangement) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), any conversion into equity of intercompany Indebtedness, any entry into any limited partnership or joint venture as a general partner or any other purchase or ownership of any stocks, bonds, notes, debentures, limited liability company or limited partnership interests or other securities of any other Person. Investments shall not include accounts receivable arising in the ordinary course of business.

                  "Law" shall mean any constitution, treaty or convention, any statute, law, code, ordinance, decree, order, rule, regulation, directive, guideline, interpretation, direction, policy or request (whether or not having the force of law), or any judicial, administrative or arbitral decision.

                  "Lender" shall have the meaning provided in the first paragraph hereof.

                  "Lending Office" shall mean, with respect to each Lender, the office of such Lender specified opposite its name on the signature pages below, or such other office as such Lender may from time to time specify as such to the Borrower or the Administrative Agent.

                  "LIBOR" shall mean, with respect to an Interest Period, (a) the average of the rates per annum which appear on Telerate Page 3750 for deposits in Dollars, for a period approximately equal to such Interest Period, as of 11:00 a.m. (London time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded, if necessary, upward to the next whole multiple of 1/32 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements, if any (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on the date two Business Days prior to the commencement of such Interest Period to (i) any member bank of the United States Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D) or (ii) any Lender lending from a Lending Office in a member state participating in the European Monetary Union by virtue of regulations of the European Central Bank or (b) if applicable, such rate as is determined pursuant to Section 2.7(d).

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Liquidity Facilities" shall mean (a) any liquidity facility established by the Borrower to provide funds to the Borrower from time to time through July 31, 2003 and in an amount up to U.S.$300,000,000 the borrowings under which must be applied solely to repay any amounts under the Medium-Term Notes, which is documented in a manner satisfactory to the Required Lenders, and
(b) the Endesa-Chile 2003 Liquidity Facility; provided that the aggregate principal amount outstanding at any time under all Liquidity Facilities shall not exceed U.S.$300,000,000.

                  "Loan" shall have the meaning provided in Section 2.1.

                  "Loan Documents" shall mean this Agreement, the Escrow Agreement, the Guarantee Agreements, the Notes and other documentation required hereby or thereby to be executed and delivered by the Borrower or any Guarantor from time to time pursuant to the terms hereof or thereof (including, without limitation, any substitute Pangue Guarantee Agreement and any amended Pehuenche Guarantee Agreement, in each case only from and after such time, and to the extent, executed and delivered pursuant to the terms hereof), in each case as modified, supplemented or amended from time to time pursuant to the terms hereof or thereof.

                  "Mandated Lead Arranger and Bookrunner" shall have the meaning provided in the first paragraph hereof.

                  "Material Adverse Effect" shall mean any material adverse effect on (i) the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and the Relevant Subsidiaries, taken as a whole, (ii) the ability of the Borrower or any Guarantor to perform its obligations under any Loan Document, (iii) the legality, validity, binding effect or enforceability of any material provision of any of the Loan Documents, or (iv) the rights and remedies of any of the Administrative Agent and the Lenders under any Loan Document; provided that in no event shall the failure to comply with any financial covenant in the Refinanced Debt be deemed by itself to give rise to a Material Adverse Effect.

                  "Maturity Date" shall mean the date that is the last Principal Payment Date.

                  "Medium-Term Notes" shall mean the (euro)400,000,000 floating rate notes due July 24, 2003 issued by Endesa-Chile Internacional pursuant to that certain trust deed dated June 15, 2000 with Citicorp Trustee Company Limited as trustee.

                  "Minority Interests" shall mean, as of any date, the minority interests of the Borrower in other Persons (as calculated in accordance with Chilean GAAP and as set forth in line item 5.23.00.00, titled INTERES MINORITARIO, or any successor line item, of the Borrower's most recently filed
FECU).

                  "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

                  "Neltume Project" shall mean a hydroelectric power plant to be built between the Pirihueico and the Neltume lakes in the Tenth Region of southern Chile, which plant is projected to have an installed capacity of 400 megawatts, and annual energy production of approximately 2,500 gigawatt-hours.

                  "Net Asset Sale Proceeds" shall mean (i) (A) the Proceeds with respect to the Borrower in connection with any Asset Sale by the Borrower, but excluding any such Proceeds received from the sale of machinery or equipment and reinvested within 180 days of receipt in replacement machinery or equipment for the same line of business and (B) any insurance proceeds (excluding any portion of such proceeds corresponding solely to loss of profits) received by the Borrower in respect of any assets of such Borrower, to the extent not applied to replace or repair such assets within 180 days of receipt, and (ii) all such Proceeds with respect to any Endesa-Chile Subsidiary in connection with any Asset Sale or insurance proceeds in respect of any assets of any Endesa-Chile Subsidiary, except to the extent such Proceeds are not required to be made available to the Borrower pursuant to Section 7.2; provided that after such time as at least 66-2/3% of the aggregate principal amount of Loans outstanding as of the Closing Date shall have been repaid, Net Asset Sale Proceeds shall not include Proceeds from any Asset Sale to the extent such Proceeds are reinvested within 180 days of receipt in Core Assets or properties and assets directly related thereto; provided further that any proceeds that would otherwise constitute Net Asset Sale Proceeds but for their potential reinvestment within 180 days in accordance with this definition shall not be excluded from Net Asset Sale Proceeds unless such proceeds are either promptly (x) applied to such reinvestment or (y) deposited into the Asset Sale Reserve Escrow Account and utilized within 180 days of receipt for such reinvestment or, to the extent not so utilized, promptly applied by the Borrowers, no later than the day following the 180th day after receipt (or, if not a Business Day, on the next succeeding Business Day), to prepay, ratably, the Loans outstanding on such date in accordance with Section 4.3(a).

                  "Net Debt Issuance Proceeds" shall mean (i) the Proceeds with respect to the Borrower in connection with any issuance of Indebtedness (other than pursuant to a cuenta corriente mercantil with a term no longer than 30 days), other than Excluded Debt, by the Borrower, (ii) the Proceeds with respect to any Endesa-Chile Subsidiary in connection with any issuance of Indebtedness (other than pursuant to a cuenta corriente mercantil with a term no longer than 30 days), other than Excluded Debt, by such Endesa-Chile Subsidiary, except to the extent such Proceeds are not required to be made available to the Borrower pursuant to Section 7.2 and (iii) a percentage of all Proceeds with respect to any Gas Atacama Entity from any issuance of Indebtedness by such Gas Atacama Entity through June 30, 2004 equal to the percentage of the Borrower's direct or indirect beneficial ownership of such Gas Atacama Entity.

                  "Net Equity Issuance Proceeds" shall mean (i) the Proceeds with respect to the Borrower in connection with the sale of any capital stock or other issuance of equity securities by the Borrower and (ii) the Proceeds with respect to any Endesa-Chile Subsidiary in connection with any sale of capital stock or other issuance of equity securities by such Endesa-Chile Subsidiary (other than pursuant to a Permitted Investment), except to the extent such Proceeds are not required to be made available to the Borrower pursuant to
Section 7.2.

                  "Net Proceeds" shall mean any Net Asset Sale Proceeds, Net Equity Issuance Proceeds and Net Debt Issuance Proceeds.

                  "Net Proceeds Escrow Account" shall mean the Net Proceeds Escrow Account to be established pursuant to the Escrow Agreement.

                  "Non-Subsidiary Affiliate" shall mean any Affiliate of the Borrower or an Endesa-Chile Subsidiary that is not also a Subsidiary of the Borrower or an Endesa-Chile Subsidiary, respectively.

                  "Noon Buying Rate" shall mean the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

                  "Note" and "Notes" shall have the meanings provided in Section 2.5(a).

                  "Notice of Borrowing" shall have the meaning specified in
Section 2.3.

                  "Obligations" shall mean all present and future obligations, liabilities and other amounts owing to the Lenders and the Administrative Agent pursuant to the terms of this Agreement or any other Loan Document.

                  "Observed Dollar Rate" shall mean the official exchange rate for converting Pesos into Dollars (dolar observado) published by the Central Bank pursuant to Paragraph No. 6 of Chapter I of Title I of the Compendium of Foreign Exchange Regulations issued by the Central Bank on the date on which a Dollar equivalent is to be determined.

                  "Office" shall mean the office of the Administrative Agent, located at Two Penns Way, Suite 100, New Castle, Delaware 19720 or such other office as it may hereafter designate as such to the other parties hereto.

                  "Ownership Percentage" shall mean the percentage of a Subsidiary's equity that is directly or indirectly owned by the Borrower or Endesa Spain (other than through the Borrower), as the case may be.

                  "Pangue" shall mean Empresa Electrica Pangue S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

                  "Pangue Guarantee Agreements" shall mean (a) the Guarantee Agreement, to be dated on or prior to the Closing Date, between Pangue and the Administrative Agent and (b) the Fianza y Co-deuda Solidaria, to be dated on or prior to the Closing Date, issued by Pangue, in substantially the forms attached hereto as Exhibit C, and any substitute Pangue Guarantee Agreements required to be delivered pursuant to Section 7.13(a).

                  "Payment Date" shall mean (i) the last day of any Interest Period and (ii) with respect to any six-month Interest Period, the date which would be the last day of a three-month Interest Period beginning on the same day as such six-month Interest Period (determined in accordance with the definition of Interest Period).

                  "Payoff Certificate" shall have the meaning provided in
Section 2.4(b).

                  "Pehuenche" shall mean Empresa Electrica Pehuenche S.A., a corporation (sociedad anonima) organized and existing under the Law of Chile.

                  "Pehuenche Guarantee Agreement" shall mean (a) the Guarantee Agreement, to be dated on or prior to the Closing Date, between Peheunche and the Administrative Agent and (b) the Fianza y Co-deuda Solidaria, to be dated on or prior to the Closing Date, issued by Pehuenche, in substantially the forms attached hereto as Exhibit D, and any amendments thereto required to be delivered pursuant to Section 7.13(b).

                  "Permitted Asset Swap" shall mean any Asset Sale the consideration for which is Core Assets or properties and assets directly related thereto.

                  "Permitted Capital Expenditures" shall have the meaning provided in Section 9.2.

                  "Permitted Cash Equivalents" shall mean any investments in cash equivalents but only to the extent such investments are permitted pursuant to the policy of the Borrower in effect from time to time and approved by the board of directors of the Borrower.

                  "Permitted Endesa Spain Successor" shall mean any Person into which Endesa Spain shall merge or to which it shall transfer all or substantially all of its assets, provided that after giving effect to such transaction, the unsecured long-term foreign currency debt rating of such Person by each of S&P and Moody's shall be at least equal (including with respect to outlook) to the unsecured long-term foreign currency debt rating of Endesa Spain immediately prior to giving effect to such transaction.

                  "Permitted Equipment Financing" shall mean any Indebtedness incurred for the purpose of financing the acquisition of equipment, provided that, in the event of a failure to repay amounts advanced in connection therewith or any interest thereon, the Person or Persons providing such financing are, at all times during which such Indebtedness is outstanding, entitled to have recourse only to such equipment and the revenues derived from the operation of, or loss or damage to, such equipment.

                  "Permitted Investment" shall mean an Investment by the Borrower in a Subsidiary of the Borrower in an amount not to exceed the Borrower's Ownership Percentage of the Default Prevention Amount in respect of such Subsidiary; provided that such Investment in fact prevents the occurrence of an Event of Default hereunder.

                  "Person" shall mean any individual, partnership, limited partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Pesos" shall mean the freely transferable lawful money of Chile.

                  "Prime Rate" shall mean the rate which Citibank N.A. announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank N.A., which may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

                  "Principal Payment Date" shall mean each of (i) the date that is 30 months after the Closing Date and (ii) each of the next five six month anniversaries thereof; provided that if any Principal Payment Date would fall on a day that is not a Business Day, such Principal Payment Date shall be the next succeeding Business Day, unless the result of such extension would be to cause such Principal Payment Date to occur in another calendar month, in which event such Principal Payment Date shall be the immediately preceding Business Day; provided further that if any Principal Payment Date would fall on a day that is not a Payment Date, such Principal Payment Date shall be the next succeeding Payment Date in the same calendar month.

                  "Proceeds" shall mean, with respect to any Person in connection with any transaction, the aggregate amount of cash proceeds received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf, or on account of, such Person in connection with the relevant transaction after deducting therefrom only (without duplication) (i) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions and reasonable and documented out-of-pocket expenses and
(ii) in the case of an Asset Sale, (A) the taxes paid or payable in respect thereof after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements and (B) the amount of any Indebtedness secured by a Lien on any asset subject to such Asset Sale that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid or payable to a Person that is not an Affiliate of such Person or the Borrower or any Affiliate of the Borrower and are properly attributable to such transaction or to the property that is the subject thereof. If there shall occur any reduction in the amount of taxes payable referred to in clause (ii)(A) of the preceding sentence, the amount of such reduction (to the extent deducted pursuant to such clause (ii)(A)) shall then be deemed to be Proceeds.

                  "Recognition of Debt" shall mean a reconocimiento de deuda, executed by the borrower of the Indebtedness acknowledged in such instrument, in substantially the form attached hereto as Exhibit G hereto.

                  "Reference Banks" shall mean the principal London offices of four major banks in the London interbank market, as reasonably selected by the Administrative Agent.

                  "Refinanced Debt" shall have the meaning provided in Section 2.2.

                  "Register" shall have the meaning provided in Section 12.18.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the United States Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Relevant Subsidiary" shall mean, with respect to the Borrower as of any date, each of the Guarantors and any Subsidiary that meets any of the following conditions:

                  (a) the Borrower's and any of the Endesa-Chile Subsidiaries' Investments in and advances to the Subsidiary exceed 5% of the Consolidated Assets of the Borrower (it being understood that, for a proposed business combination to be accounted for as a pooling of interests, this condition is also met when the number of common shares exchanged by the Borrower exceeds 5% of its total common shares outstanding at the date the combination is initiated); or

                  (b) the Borrower's and any of the Endesa-Chile Subsidiaries' proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds 5% of the Consolidated Assets of the Borrower; or

                  (c) after the Effective Date, the Borrower has made a Permitted Investment in the Subsidiary;

provided, however, that in the case of Central Costanera S.A., a corporation (sociedad anonima) organized and existing under the Law of the Republic of Argentina, such entity shall be considered a Relevant Subsidiary only if it meets any of the conditions set forth in clauses (a) or (b) above using in each case a 10% threshold in lieu of 5%; and provided further that a Subsidiary that becomes and is, at the time in question, a Relevant Subsidiary solely as a result of clause (c) above will cease to be a Relevant Subsidiary once all Permitted Investments in that Subsidiary have been repaid or otherwise returned to the Borrower. All determinations set forth in clauses (a) and (b) above shall be made by reference to the most recent consolidated financial statements of the Borrower prepared in accordance with U.S. GAAP and furnished to the Lenders and described in Section 6.9(a)(v) or required to be furnished to the Lenders pursuant to Section 7.4(c).

                  "Required Lenders" shall mean (i) at any time prior to the Closing Date, Lenders holding more than 66-2/3% of the Total Commitment under this Agreement and (ii) at any time on or after the Closing Date, the holders of more than 66-2/3% of the then aggregate unpaid principal amount of all of the Loans under this Agreement.

                  "Sale Lease-Back Transaction" shall have the meaning provided in Section 9.14.

                  "Santa Rosa Property" shall mean the real properties listed on Schedule C hereto which are located at Santa Rosa 76, in Santiago, Chile.

                  "S&P" shall mean Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Spain" shall mean the Kingdom of Spain.

                  "Stockholder's Equity" shall mean, as of any date and without duplication, the sum of all items which in conformity with Chilean GAAP would be included in stockholders' equity in the consolidated balance sheet of the Borrower as of such date plus Minority Interests of the Borrower and its Consolidated Subsidiaries as of such date, as determined on a consolidated basis in accordance with Chilean GAAP.

                  "Subsidiary" shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons having similar functions of such corporation or other entity (irrespective of whether or not at the time securities or other ownership interest of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned by such Person.

                  "SVS" shall mean Superintendencia de Valores y Seguros, an agency of the Chilean government.

                  "Syndication Agents" shall have the meaning provided in the first paragraph hereof.

                  "Taxes" shall have the meaning provided in Section 4.5.

                  "Telerate Page 3750" shall mean the display designated as page "3750" on the BRIDGE Telerate Service (or such other page as may replace page "3750" on such service).

                  "Total Commitment" shall mean the sum of the Commitments, which sum shall not exceed U.S.$742,857,142.86.

                  "UF" shall mean Unidad de Fomento, an inflation adjusted unit of account having a Peso equivalent published monthly by the Central Bank for each day in the immediately following month.

                  "United States" and "U.S." shall each mean the United States of America.

                  "U.S. GAAP" shall mean generally accepted accounting principles in the United States, consistently applied.

                  "Winding-up" shall mean, as to any Person, any case, proceeding or action relating to bankruptcy, winding-up, dissolution, liquidation, amalgamation, reconstruction, reorganization, administration, insolvency, conservatorship or relief of debtors, or any other similar case, proceeding or action under the Law of any jurisdiction in which such Person is incorporated, domiciled or resident or carries on business or has property or assets.

                  1.2.  Principles of Construction.

                  (a) All references to Sections, Schedules and Exhibits are to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                  (b) All accounting terms not specifically defined herein shall be construed in accordance with Chilean GAAP.

                  Section 2. Amount and Terms of Credit.

                  2.1. Agreement to Lend. Subject to and upon the terms and conditions set forth herein, each Lender severally and not jointly agrees to lend to the Borrower on the Closing Date the amount of its Commitment (each such loan, a "Loan" and Loans made by a Lender or all the Lenders to the Borrower, as the context requires, the "Loans"). Once repaid or prepaid, the Loans may not be reborrowed.

                  2.2. General Purpose. Each Loan made hereunder shall be used solely to repay, to the Lender making such Loan, the outstanding Indebtedness of the Borrower to such Lender listed in Schedule A hereto (the "Refinanced Debt").

                  2.3. Notice of Borrowing. The Borrower shall request the Borrowings hereunder in the full amount of the Commitments by a single written notice in substantially the form attached hereto as Exhibit E, appropriately completed to specify the Closing Date (which shall be a Business Day) and the initial Interest Period, and irrevocably instructing each Lender to apply the full amount of each Borrowing to the repayment of the Refinanced Debt in the manner described in Section 2.4. Such notice and instruction (the "Notice of Borrowing") shall be irrevocable and given to the Administrative Agent at its Office not later than 9:00 a.m. (New York City time) on the third Business Day prior to the proposed Closing Date. The Administrative Agent shall promptly transmit such Notice of Borrowing to each Lender.

                  2.4. Making of Loans; Repayment of Refinanced Debt.

                  (a) No later than 11:00 a.m. (New York City time) on the Closing Date, each Lender will make available in Dollars, through such Lender's Lending Office, the full amount of such Lender's Commitment, and credit the amount so made available to the Borrower. The Borrower hereby irrevocably instructs each Lender making a Loan to it immediately to apply such amount to the payment in full of the aggregate principal amount of the Refinanced Debt owed to such Lender. The transaction contemplated by this Section 2.4(a) shall be deemed to have taken effect unless one or more Lenders shall have provided to the Administrative Agent written notice no later than 9:00 a.m. (New York City time) on the date set forth in the Notice of Borrowing as the date of the "Proposed Borrowing" (as defined therein) stating that it will not make the Loans in the full amount of its Commitment or apply such amount to the payment of the Refinanced Debt owed to such Lender (as such amount is set forth in the Payoff Certificate).

                  (b) On the Closing Date, simultaneously with the making of the Loans and the repayment of the Refinanced Debt, the Borrower shall pay to each Lender making a Loan to it (either directly or through the administrative agent with respect to such Refinanced Debt, in each case in accordance with the terms of the applicable Refinanced Debt), in immediately available funds in Dollars, any and all interest accrued and unpaid in respect of the Refinanced Debt to, but excluding, the Closing Date, together with premium, taxes, breakage costs (to the extent such breakage costs are known at such time) and other amounts then due and owing to such Lender in respect of such Refinanced Debt in accordance with the terms thereof and in the amounts set forth in a certificate (a "Payoff Certificate") provided by such Lender to the Borrower no later than two days prior to the Closing Date.

                  (c) Each Lender agrees that (x) it shall, upon payment in full of the principal outstanding thereunder and all other amounts owing thereunder (in each case as set forth in the Payoff Certificate), deliver to the Borrower such documentation, cancelled notes or other instruments required to be delivered upon satisfaction of the Refinanced Debt owing to such Lender, in accordance with the terms of such Refinanced Debt and (y) upon payment in full of the principal outstanding thereunder and all other amounts owing thereunder (in each case as set forth in the Payoff Certificate), all claims of the Lenders in respect of the Refinanced Debt shall be released in full and all arrangements in respect of the Refinanced Debt (except for any breakage costs not set forth in the Payoff Certificate and any provisions of such documents intended to survive such payment) shall be terminated.

                  2.5. Notes.

                  (a) The Borrower's obligation to pay the principal of, and interest on, each Loan made by each Lender shall be evidenced by a promissory note duly executed and delivered by the Borrower, substantially in the form of Exhibit F, with blanks appropriately completed in conformity herewith (each, a "Note" and, collectively, the "Notes"). Each Note issued to each Lender (i) shall be payable to the order of such Lender and be dated the Closing Date, (ii) shall be in a stated principal amount equal to the amount borrowed from such Lender and be payable in the principal amount of the Loan evidenced thereby,
(iii) shall be payable on each Principal Payment Date in the amounts specified for each such date in Section 4.1, (iv) shall bear interest as provided in
Section 2.7, (v) shall be entitled to the benefits of this Agreement and the other Loan Documents and (vi) shall qualify as a titulo ejecutivo in Chile subject to compliance with certain procedural and tax requirements under Chilean Law. Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of its Note, endorse on the reverse side thereof the outstanding principal amount of the Loan evidenced thereby. Failure to make any such notation, however, shall not affect the Borrower's obligations in respect of such Loan.

                  (b) No Lender shall, in connection with the enforcement of any Note, be required to introduce into evidence or prove the existence of this Agreement or the other Loan Documents (other than such Note) or the making of Loans. In addition, the Borrower shall, from time to time at its expense, execute and/or deliver to each Lender, such amendments to the Notes that may, in the reasonable judgment of such Lender, be necessary and desirable, in order to ensure that the Notes duly reflect the terms of this Agreement. Each of the Lenders agrees that it shall not exercise its right under Section 2(b) of its Note to declare the full amount of all obligations under such Note to be due and payable prior to the stated maturity and shall not make demand for payment with respect thereto unless and until the principal of all Loans shall have become due and payable (whether by acceleration or otherwise).

                  2.6. Default by Lender. No Lender shall be responsible for any default by any other Lender in respect of its obligation to make any Loan hereunder. In the event that any Lender shall for any reason fail to make any Loan required hereunder on the Closing Date and to provide the notice to the Administrative Agent in accordance with the last sentence of Section 2.4(a), and such failure shall continue past 11:00 a.m., New York City time, on the Business Day immediately following the Closing Date, such defaulting Lender shall be liable for any and all costs, losses and expenses incurred by the Administrative Agent and the Lenders in connection with the failure of the Borrowings to occur and the Refinanced Debt to be repaid; provided that the Borrower shall pay the amount of such costs, losses and expenses to the Lenders (other than the defaulting Lender) and the Administrative Agent to the extent not promptly paid by the defaulting Lender; provided further that no such payment by the Borrower shall relieve the defaulting Lender of its obligations hereunder, and the Borrower shall be subrogated to the rights of the Administrative Agent and the Lenders with respect thereto.

                  2.7. Interest.

                  (a) The Borrower shall pay interest in respect of the unpaid principal amount of each Loan from the Closing Date until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to LIBOR for such Interest Period plus the Applicable Margin.

                  (b) Overdue principal and, to the extent permitted by applicable Law, overdue interest in respect of any Loan and any other overdue amount payable by the Borrower hereunder shall bear interest at a rate per annum equal to LIBOR as determined by the Administrative Agent plus the sum of (i) the Applicable Margin and (ii) 2%; provided, however, that the interest rate after maturity shall not be less than the rate of interest applicable thereto at maturity plus 2%.

                  (c) Accrued (and theretofore unpaid) interest shall be payable
(i) on each Payment Date, (ii) upon any prepayment (on the amount prepaid),
(iii) at maturity (whether by acceleration or otherwise) and (iv) after such maturity, on demand.

                  (d) On each Interest Determination Date, the Administrative Agent shall determine the interest rate and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. If, on the Interest Determination Date, the Telerate Page 3750 is not being displayed, the Administrative Agent will request the Reference Banks to provide the Administrative Agent with their offered quotations for deposits in Dollars, for a period substantially equal to the applicable Interest Period and in an amount substantially equal to the outstanding principal amount of the Loans, to prime lenders in the London interbank market at approximately 11:00 a.m., London time, on such Business Day. If at least two such quotations are provided, LIBOR shall be calculated using the average of such quotations, and divided (and rounded, if necessary, upward to the next whole multiple of 1/32 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements, if any (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on the Interest Determination Date to any member bank of the United States Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D). If (A) fewer than two Reference Banks provide quotations to the Administrative Agent to determine LIBOR, or (B) the Administrative Agent is advised by the Reference Banks that deposits in Dollars are not offered to the Reference Banks in the London interbank market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Borrower and the Administrative Agent shall negotiate in good faith to determine LIBOR or a substitute rate. Pending such determination, the Interest Rate shall be computed on the basis of LIBOR as determined for the immediately preceding Interest Period. If the Borrower and the Administrative Agent reach agreement as to the determination of LIBOR or a substitute rate within 15 calendar days after the giving of notice by the Administrative Agent, the Loans shall bear interest at an interest rate equal to the sum of LIBOR or such substitute rate as agreed by the Borrower and the Administrative Agent and the Applicable Margin. If the Borrower and the Administrative Agent do not reach agreement within such period, the Loans shall bear interest at an interest rate equal to the sum of the Alternative Rate in effect from time to time and the Applicable Margin until such time as LIBOR can be determined.

                  2.8. Increased Costs, Illegality, Etc.

                  (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding on all the parties hereto):

                  (i) at any time, that such Lender shall incur increased costs or reductions (other than Taxes, which are governed by Section 4.5) in the amounts received or receivable or become liable to make any payment or forego any interest or other return hereunder with respect to any Loan because of (x) any change on or after the Effective Date in any applicable Law (or in the interpretation or administration thereof by any Government Agency charged with the administration thereof and including the introduction of any new
                           Law) such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D or under any applicable regulations of the European Central Bank, in each case, to the extent included in the computation of LIBOR and/or (y) other circumstances affecting such Lender or the relevant London interbank market, or the position of such Lender in such market; or

                  (ii) at any time, that the making or continuance of any Loan (x) has been made or is asserted to be unlawful by any Law, (y) has been made impossible by compliance by such Lender with any Law or (z) has been made impracticable as a result of a contingency occurring on or after the Effective Date which materially and adversely affects the relevant London interbank market;

then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter, (x) in the case of clause (i) above, the Borrower shall pay to the Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto), and (y) in the case of clause (ii) above, the Borrower shall take one of the actions specified in Section 2.8(b) as promptly as possible and, in any event, within the time period required by Law.

                  (b) At any time that any Loan is affected by the circumstances described in Section 2.8(a)(i) or (ii), the Borrower may (and in the case of the circumstances described in Section 2.8(a)(ii), the Borrower shall) (x) if no Loans have then been made, cancel all

Borrowings by the Borrower by giving the Administrative Agent notice by telephone (confirmed in writing) of cancellation on the same date that the Borrower receives notice of such circumstance pursuant to Section 2.8(a)(ii) above, or (y) if any Loan is outstanding hereunder upon at least three Business Days' written notice to the Administrative Agent, (A) if, but only if, the affected Lender notifies the Borrower that use of the Alternative Rate would remedy such circumstances, require that the interest rate applicable to such Loan be the Alternative Rate in effect from time to time plus the Applicable Margin or (B) prepay such Loan pursuant to Section 4.2; provided, however, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 2.8(b).

                  (c) If any Lender determines at any time that the adoption of any applicable Law concerning capital adequacy on or after the Effective Date, or any change on or after the Effective Date in any applicable Law concerning capital adequacy, or any change on or after the Effective Date in the interpretation or administration thereof by any Government Agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's obligations or loans hereunder, including, without limitation, any increased costs resulting from the implementation of the proposed revised Basel Capital Accord as outlined in the Consultative Document issued by the Basel Committee on Banking Supervision in January 2001 (or any superseding version of the Basel Capital Accord released by the Basel Committee on Banking Supervision) or resulting from the application of any capital adequacy formula implemented under such proposed revised Basel Capital Accord in combination with any subsequent events relating to the Borrower, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such corporation for the increased cost to such Lender or such corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, such Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this
Section 2.8(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.8(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.8(c).

                  (d) Notwithstanding anything contained in this Section 2.8 to the contrary, the Borrower will not be required to pay any additional amount allocable to any period more than one year prior to the date a demand in respect thereof was made under Section 2.8(a) or (c), as the case may be, unless the change giving rise to such demand is retroactive.

                  2.9. Compensation. The Borrower shall compensate each Lender, upon such Lender's written request (which request shall set forth in reasonable detail the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all the parties hereto), for all reasonable costs, losses, expenses and liabilities (including, without limitation, any cost, loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender or the Administrative Agent to fund, maintain or make any Loan) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) the Borrowings do not occur on the Closing Date;
(ii) if any repayment (including any prepayment made pursuant to Section 4) is made on a date which is not the last day of an Interest Period; (iii) if any prepayment is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) a default by the Borrower to repay the Loans when required by the terms of this Agreement or the Notes or (y) any action taken pursuant to Section 2.8(b).

                  2.10. Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.8(a)(i) or
(ii), Section 2.8(c) or Section 4.5, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Lending Office for any Loan affected by such event, provided that such designation would not, in such Lender's determination (which shall, absent manifest error, be final and conclusive and binding on all parties hereto), cause the Lender to suffer any material economic disadvantage or any legal or regulatory disadvantage. Nothing in this Section 2.10 shall affect or postpone any obligations of the Borrower or the right of such Lender provided in
Section 2.8 or Section 4.5.

                  2.11. Replacement of Lenders. If, upon the occurrence of an event giving rise to the operation of Sections 2.8 or 4.5 which results in the affected Lender charging to the Borrower increased costs or taxes in excess of those being generally charged by the other Lenders, the Borrower shall have the right to cause such Lender to assign its Loans and Notes pursuant to Section
12.4 to one or more other Eligible Transferees (including another Lender) identified by the Borrower; provided that such assignment shall be acceptable to the Administrative Agent and shall not (in the judgment of the affected Lender), be disadvantageous (economically or in any other respect) to the affected Lender.

                  Section 3. Fees; Termination of Commitments.

                  3.1. Fees. The Borrower shall pay to the Administrative Agent such fees as have been agreed to in writing by the Borrower and the Administrative Agent. The Borrower shall pay to each Mandated Lead Arranger and Bookrunner such fees as have been agreed to in writing by the Borrower and such Mandated Lead Arranger and Bookrunner.

                  3.2. Mandatory Termination of Commitments. The Total Commitment (and the Commitment of each Lender) shall, if the Closing Date has not occurred on or prior to such date, terminate in its entirety on the Availability Expiry Date.

                  Section 4. Prepayments; Payments.

                  4.1. Scheduled Repayments. Subject to adjustment pursuant to Sections 4.2 and 4.3(e), the Borrower shall repay the Loans on each Principal Payment Date in an aggregate principal amount (for each Loan on each such date) equal to one-sixth of the aggregate principal amount of the Loans outstanding on the Closing Date.

                  4.2. Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at its Office at least three Business Days' prior written notice (which shall be irrevocable) of its intent to prepay the Loans and the amount of such prepayment; (ii) such prepayment shall be in an aggregate principal amount of not less than U.S.$25,000,000 and integral multiples of U.S.$5,000,000 in excess thereof; (iii) the Borrower shall have received all required Governmental Approvals with respect to such prepayment; and (iv) each prepayment by the Borrower shall be applied pro rata among its Loans, in inverse order of the scheduled repayments of such Loans to be made pursuant to Section 4.1; provided that the Borrower shall reimburse the Lenders for any amounts that may be due to such Lenders pursuant to Section 2.9 in connection with such prepayment.

                  4.3. Mandatory Prepayments.

                  (a) All Net Proceeds shall be promptly applied by the Borrower as follows: (i) to repay any amounts outstanding under any Liquidity Facility; or (ii) if the Net Proceeds are realized or received on or prior to July 17, 2003, either deposited into the 2003 Bond Escrow Account or the Net Proceeds Escrow Account in accordance with, and for application as provided in, the Escrow Agreement; or (iii) if the Net Proceeds are realized or received after July 17, 2003, deposited into the Net Proceeds Escrow Account for application as provided in the Escrow Agreement; provided that, in each case, if the Net Proceeds are realized or received no more than three Business Days prior to a Payment Date and are not applied to repay amounts outstanding under a Liquidity Facility or deposited into the 2003 Bond Escrow Account or the Net Proceeds Escrow Account, the Borrower shall pay such Net Proceeds directly to the Administrative Agent on such Payment Date to be applied to prepay, ratably, the Loans outstanding on such Payment Date; and provided further that the Borrower may, at its option, pay any Net Proceeds realized or received immediately to the Administrative Agent to be applied to prepay, ratably, the Loans outstanding at such time. To the extent amounts are deposited by the Borrower into the 2003 Bond Escrow Account or the Net Proceeds Escrow Account in accordance with the preceding sentence, the Borrower shall promptly give notice of the same to the Administrative Agent and, to the extent such amounts are (i) deposited into the Net Proceeds Escrow Account or (ii) deposited into the 2003 Bond Escrow Account and to be used to prepay the Loans, the Administrative Agent shall promptly give notice to the Escrow Agent of the next Payment Date on which such funds shall be released to the Administrative Agent. Any funds released to the Administrative Agent under the Escrow Agreement (including, without limitation, from the 7.20% Notes Escrow Account and the Asset Sale Reserve Escrow Account) shall be applied to prepay, ratably, the Loans outstanding on the date so released. Notwithstanding the foregoing, (A) in no event shall the amount deposited in the 2003 Bond Escrow Account exceed (in the aggregate) the amount necessary to pay any amounts outstanding under the Medium-Term Notes and (B) unless otherwise requested by the Required Lenders, no funds shall be required to be released by the Administrative Agent under the Escrow Agreement on a Payment Date until all amounts to be applied pursuant to this Section 4.3(a) on such Payment Date exceed U.S.$1,000,000.

                  (b) On the first Payment Date to occur after April 20 of each year after December 31, 2003, the Loans then outstanding shall be prepaid by the Borrower, ratably, in an aggregate amount equal to 75% of Excess Cash for the immediately preceding fiscal year (as determined by reference to the Borrower's audited financial statements referenced in Section 7.4(b) and prepared in accordance with Chilean GAAP for such fiscal year).

                  (c) All amounts owed to each Lender hereunder shall become immediately due and payable at the option of such Lender upon the occurrence of a Change of Control. Each Lender electing such prepayment shall, not later than 30 Business Days after receipt of written notice from the Borrower of the occurrence of a Change of Control, require a prepayment of all amounts owed to such Lender hereunder and provide written notice thereof to the Borrower.

                  (d) All mandatory prepayments required to be made pursuant to clause (a) of this Section 4.3 shall be applied by the Borrower to pay ratably its outstanding Loans in direct order of the scheduled repayments of such Loans to be made pursuant to Section 4.1. All mandatory prepayments required to be made under clause (b) of this Section 4.3 shall be applied by the Borrower to pay ratably its outstanding Loans in inverse order of the scheduled repayments of such Loans to be made pursuant to Section 4.1. Each prepayment made under this Section 4.3 shall be made by the Borrower in immediately available funds in Dollars and shall be made together with all interest accrued and unpaid in respect of the amount of such prepayment to, but excluding, the date of such payment, together with any and all amounts described in Sections 2.9 and 4.5 in respect thereof.

                  4.4. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or the Notes shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 11:00 a.m. (New York time) on the date when due and shall be made in Dollars and in immediately available funds to the Administrative Agent's Office, or to any other account designated by the Administrative Agent to the Borrower for such purpose. Except as otherwise provided for herein, whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.5. Net Payments. All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) and all interest, penalties or similar liabilities with respect thereto (but excluding (i) any tax imposed on or measured by the net income or net profits of a Lender or its Lending Office, or any branch or Affiliate thereof, and (ii) all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of each Lender or its Lending Office, or any branch or Affiliate thereof, imposed by the applicable taxing authority pursuant to an express statutory provision, rule, regulation or administrative pronouncement which specifically provides that such tax is imposed in lieu of a tax imposed on or measured by net income or net profits of each Lender, Lending Office, branch or Affiliate thereof, in each case pursuant to the Law of the jurisdiction in which such Lender, Lending Office, branch or Affiliate is organized or located, or in which its principal executive office is located, or any political subdivision thereof or therein) (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be necessary so that every payment of all amounts due in respect of a Loan to the Borrower hereunder or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent or any Lender, promptly following request thereof, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower shall indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Administrative Agent or such Lender.

                  Section 5. Conditions Precedent to the Borrowing.

                  The obligations of the Lenders to make the Loans shall become effective on the date that all of the following conditions shall have been satisfied (or waived in accordance with Section 12.13) (the "Closing Date"):

                  5.1. Effectiveness; Execution of Loan Documents; Notes. The Effective Date shall have occurred, each of this Agreement, the Escrow Agreement and the Guarantee Agreements shall have been duly executed and delivered by each of the parties thereto and the Borrower shall have delivered to the Administrative Agent for the account of each of the Lenders the appropriate Notes duly executed by the Borrower in the amount, with the maturity and as otherwise provided herein.

                  5.2. No Default; Representations and Warranties. At the time of the Borrowing and after giving effect thereto in accordance with Section 2.4(a), (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the Closing Date (except for such representations and warranties which by their terms are made as of a specified date, which shall be true and correct in all material respects as of such date).

                  5.3. No Default; Indebtedness. At the time of the Borrowing and after giving effect thereto in accordance with Section 2.4(a), no event, act or condition shall have occurred in respect of any Indebtedness of the Borrower or any of its Subsidiaries in an outstanding principal amount in excess of U.S.$30,000,000 (or its equivalent in other currencies) that with the giving of notice or the lapse of time or both would permit the holders of such Indebtedness to declare such Indebtedness due and payable prior to its stated maturity.

                  5.4. Enersis Credit Agreements Closing. The disbursement of the loans under the Enersis Credit Agreements shall occur simultaneously with the disbursement of the Loans hereunder.

                  5.5. Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.3.

                  5.6. Opinions of Counsel to the Borrower and the Guarantors. The Administrative Agent shall have received from each of (i) Davis Polk & Wardwell, special New York counsel to the Borrower, (ii) Carlos Martin Vegara, internal Chilean counsel to the Borrower, (iii) Tulio Carillo, internal Chilean counsel to Celta, (iv) Maria Soledad Martinez, internal Chilean counsel to Pangue, (v) Maria Soledad Martinez, internal Chilean counsel to Pehuenche, (vi) Maples and Calder, special Cayman Islands counsel to the Borrower, (vii) Maples and Calder, special Cayman Islands counsel to Endesa-Chile Internacional and
(viii) Alfonso Arias Canete, Spanish counsel to Celta, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, each in form and substance satisfactory to the Lenders, covering the matters set forth in Exhibits I, J, K, L, M, O, P and Q respectively, and such other matters incident to the transactions contemplated herein as any Lender may reasonably request.

                  5.7. Opinions of Counsel to the Lenders and the Administrative Agent. The Administrative Agent shall have received from each of (i) Cleary, Gottlieb, Steen & Hamilton, special New York counsel to the Lenders and the Administrative Agent, (ii) Barros y Errazuriz Abogados, special Chilean counsel to the Lenders and the Administrative Agent and (iii) Hunter & Hunter, special Cayman Islands counsel to the Lenders and the Administrative Agent, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, each in form and substance satisfactory to the Lenders and the Administrative Agent.

                  5.8. Corporate Documents; Proceedings.

                  (a) The Administrative Agent shall have received a certificate from the Borrower, dated the Closing Date, signed by the Chief Executive Officer (Gerente General) or Chief Financial Officer (Gerente de Finanzas) of the Borrower and attested to by the Secretary to the board of directors of the Borrower, in substantially the form attached hereto as Exhibit R with appropriate insertions, together with copies of (i) the estatutos sociales of the Borrower, (ii) its Certificate of Registration and Certificate of Good Standing in the Cayman Islands and (iii) the resolutions of the Borrower referred to in such certificate.

                  (b) The Administrative Agent shall have received a certificate from each of the Guarantors, dated the Closing Date, signed by the Chief Executive Officer (Gerente General) or Chief Financial Officer (Gerente de Finanzas) (or, in the case of Endesa-Chile Internacional, by the President of the board of directors) of each Guarantor and attested to by the Secretary to the board of directors of the Guarantor, in substantially the form attached hereto as Exhibit S with appropriate insertions, together with copies of (i) the constituent documents of the Guarantor and (ii) the resolutions of the Guarantor referred to in such certificate.

                  (c) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in the Loan Documents delivered on the Closing Date shall be reasonably satisfactory in form and substance to the Lenders.

                  5.9. Governmental and Other Approvals. All necessary Governmental Approvals and third party approvals and/or consents in connection with the transactions contemplated herein and in the other Loan Documents or otherwise referred to herein or therein, shall have been obtained and remain in effect, and all applicable waiting periods with respect hereto or thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated herein and in the other Loan Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint, pending or notified, prohibiting or imposing materially adverse conditions upon the transactions contemplated herein and in the other Loan Documents or otherwise referred to herein or therein.

                  5.10. Appointment of Agent for Service of Process. The Administrative Agent shall have received a letter from each Person appointed as the process agent for each party to each Loan Document that is required by such Loan Document to appoint a process agent in substantially the form attached hereto as Exhibit T and indicating its consent to its appointment by such Person as its agent to receive service of process in connection with the transactions contemplated in such Loan Document.

                  5.11. No Change in Condition. There shall not have occurred since December 31, 2002, any material adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and the Relevant Subsidiaries, taken as a whole; provided that in no event shall the failure to comply with any financial covenant in the Refinanced Debt be deemed by itself to give rise to any such material adverse change.

                  5.12. Market Conditions. There shall not have occurred any material disruption or material adverse change or any development involving a prospective material adverse change, in United States, Cayman Islands, Chilean or international financial, banking or capital markets (including, without limitation, market conditions for securities of or loan transactions involving Latin American or Chilean issuers or borrowers), or financial, political or economic conditions, or currency exchange rates or exchange controls applicable to Dollars or Pesos.

                  5.13. Payments. All amounts required to be paid under this Agreement and the other Loan Documents (including, without limitation, all fees and expenses payable under this Agreement and all accrued interest, premium, taxes and other amounts in respect of the Refinanced Debt) shall have been paid to the extent then due; provided that, in the case of any payments (other than principal) in respect of the Refinanced Debt, such payments shall be deemed paid for purposes of this Section 5.13 to the extent received by the administrative agent, if applicable, with respect to such Refinanced Debt.

                  5.14. Delivery of Financial Statements. The audited financial statements described in Section 6.9 shall have been delivered to the Lenders.

                  5.15. Funding of 2003 Bond Escrow Account. The Borrower shall have delivered to the Administrative Agent evidence satisfactory to the Lenders of the funding of the Initial Deposit into the 2003 Bond Escrow Account in accordance with the Escrow Agreement.

                  5.16. Commitment by Endesa Spain. The Lenders shall have received written confirmation by Endesa Spain as set forth in Exhibit U hereto of its commitment with respect to the matters specified therein.

                  5.17. Central Bank Notification. The Administrative Agent shall have received a copy (satisfactory to the Lenders) of the notice that (i) the Borrower will deliver to the Central Bank of the existence of this Agreement in accordance with Chapter VIII of the Compendium of Foreign Exchange Regulations and (ii) the Guarantors will deliver to the Central Bank of the existence of the Guarantee Agreements in accordance with Chapter X of the Compendium of Foreign Exchange Regulations.

                  5.18. Assignment. Any Refinanced Debt that was previously extended to Endesa-Chile Internacional shall have been assigned to the Borrower in a manner satisfactory to the Lenders, which assignment shall be effective simultaneously with the Borrowing.

                  The acceptance of the benefits of the Loans by the Borrower shall constitute a representation and warranty by the Borrower to each of the Lenders that all the conditions specified in Sections 5.2 and 5.9 have been satisfied as of that time. The Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Office for the account of each of the Lenders and in sufficient counterparts for each party to the Loan Documents (except for the Notes) and shall be satisfactory in form and substance to the Lenders.

                  Section 6. Representations and Warranties.

                  In order to induce each Lender to enter into this Agreement and to make the Loans, the Borrower makes the following representations and warranties as of the Effective Date, which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans:

                  6.1. Corporate Status.

                  (a) Each of the Borrower and the Relevant Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the Law of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged, and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect.

                  (b) No meeting has been convened or is planned for the Winding-up of the Borrower or any of the Relevant Subsidiaries or for the removal of the Borrower's name from the Register of Companies maintained in the Cayman Islands Register pursuant to Part IX of the Companies Law (2002 Revision), and, to the best knowledge of the Borrower, there is no petition, application or similar proceeding outstanding for the Winding-up of the Borrower or any of the Relevant Subsidiaries.

                  6.2. Corporate Power and Authority. Each of the Borrower and the Relevant Subsidiaries has the power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Loan Document. Each of the Borrower and the Relevant Subsidiaries has, or, in the case of the Borrower with respect to each Note, by the Closing Date of the Loan evidenced thereby will have, duly executed and delivered each of the Loan Documents which is required to be delivered prior to the Closing Date to which it is a party, and each such Loan Document constitutes or will constitute such Person's legal, valid and binding obligation enforceable in accordance with its terms.

                  6.3. No Immunity. Neither the Borrower, nor any of the Relevant Subsidiaries, nor any of their respective properties or revenues has any right of immunity on the grounds of sovereignty or otherwise from jurisdiction of any court or from setoff or any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Law of any jurisdiction. The execution and delivery by each of the Borrower and the Relevant Subsidiaries of the Loan Documents to which it is a party and the performance by such Person of its obligations thereunder constitute commercial transactions.

                  6.4. No Violation. Neither the execution, delivery or performance by any of the Borrower and the Relevant Subsidiaries of the Loan Documents to which it is a party, nor compliance by any of them with the terms and provisions thereof, nor the use of the proceeds of the Loans (i) will contravene any provision of any Law or any order, writ, injunction or decree of any court or Government Agency binding on any of them, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default in respect of, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon, any of the property or assets of the Borrower or any of the Relevant Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower or any of the Relevant Subsidiaries is a party or by which any such Person or its properties or assets is bound or to which it may be subject, except to the extent that such conflicts, inconsistencies, defaults or Liens could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) will violate any provision of the estatutos sociales or other constituent documents of the Borrower or any of the Relevant Subsidiaries.

                  6.5. Governmental Approvals. No Governmental Approval is required to authorize, or is required in connection with, (i) the execution, delivery and performance by the Borrower or any of the Relevant Subsidiaries of any Loan Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any such Loan Document except, in each case, as have been obtained and are in full force and effect.

                  6.6. Subsidiaries.

                  (a) The Relevant Subsidiaries, the Chilean Subsidiaries and the Foreign Subsidiaries and the direct and indirect ownership thereof by the Borrower as of the Effective Date are as set forth on Schedule D hereto.

                  (b) To the extent any Relevant Subsidiary is a corporation, the issued and outstanding shares of such Relevant Subsidiary have been duly authorized and issued and are fully paid and nonassessable. The ownership interest in each of the Relevant Subsidiaries represents a direct or indirect controlling interest by the Borrower for purposes of directing or causing the direction of the management and policies of each Relevant Subsidiary.

                  6.7. Intercompany Indebtedness. Schedule E sets forth a true and complete list of all intercompany Indebtedness (other than pursuant to a cuenta corriente mercantil with a term no longer than 30 days) among any of the Borrower and any of its Subsidiaries and among any of such Persons and Enersis and any of Enersis' Subsidiaries outstanding as of the Effective Date (including the amounts thereof).

                  6.8. Ranking. The Loans rank at least pari passu in priority of payment with all other present and future senior unsubordinated Indebtedness of the Borrower, except for certain statutory preferences such as withholding taxes and claims for employee benefits, which, in any event, are not material to the Borrower.

                  6.9. Financial Statements. (a)

                  (i) The consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries at December 31, 2002, and the related consolidated statements of income and retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for such period.

                  (ii) The statements of financial condition of the Borrower at December 31, 2002, and the related statements of income and retained earnings and changes in financial position of the Borrower for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the financial condition of the Borrower at the date of such statements of financial condition and the results of the operations of the Borrower for such periods.

                  (iii) The consolidated statements of financial condition of each Guarantor and its Consolidated Subsidiaries at December 31, 2002, and the related consolidated statements of income and retained earnings and changes in financial position of such Guarantor and its Consolidated Subsidiaries for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the consolidated financial condition of such Guarantor and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of such Guarantor and its Consolidated Subsidiaries for such period.

                  (iv) The statements of financial condition of each Guarantor at December 31, 2002, and the related statements of income and retained earnings and changes in financial position of such Guarantor for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the financial condition of such Guarantor at the date of such statements of financial condition and the results of the operations of such Guarantor for such periods.

                  (v) The consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries at December 31, 2001, and the related consolidated statements of income and retained earnings and changes in financial position of the Borrower and its Consolidated Subsidiaries for the periods then ended heretofore furnished to the Lenders, present fairly in all material respects the consolidated financial condition of the Borrower and its Consolidated Subsidiaries at the date of such statements of financial condition and the consolidated results of the operations of the Borrower and its Consolidated Subsidiaries for such period.

                  All such financial statements have been prepared in accordance with Chilean GAAP and have been audited and certified by independent certified public accountants of recognized international standing. The U.S. GAAP reconciliation heretofore furnished to the Lenders of the financial statements provided for in clause (v) above has been prepared in accordance with U.S. GAAP and has been audited and certified by independent certified public accountants of recognized international standing. Since December 31, 2002, there has been no change or development which has had or could reasonably be expected to have a Material Adverse Effect.

                  (b) Except as fully reflected in such financial statements, there are no liabilities or obligations with respect to the Borrower or any of the Relevant Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to have a Material Adverse Effect. There is no basis for the assertion against the Borrower or any of the Relevant Subsidiaries of any liability or obligation of any nature whatsoever that is not fully reflected in such financial statements, which, either individually or in the aggregate, is likely to be material to the Borrower and the Relevant Subsidiaries, taken as a whole.

                  6.10. Voluntary Prepayments. The Borrower has not made any voluntary prepayment of any Indebtedness since December 31, 2002.

                  6.11. Litigation. There are no actions, suits, investigations or proceedings, legal or administrative, pending or, to the best knowledge of the Borrower, threatened (i) with respect to the Loans or any Loan Document or
(ii) that are reasonably likely to have a Material Adverse Effect.

                  6.12. True and Complete Disclosure. All information heretofore or contemporaneously furnished by or on behalf of the Borrower in writing to the Administrative

Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such information hereafter furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender, when taken as a whole, will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading in any material respect at such time in light of the circumstances under which such information was provided. The Borrower has disclosed to the Lenders any and all facts (other than those of a general economic or political nature which are not related to the business of the Borrower and its Subsidiaries) which could reasonably be expected to have a Material Adverse Effect.

                  6.13. Use of Proceeds. The Borrower will use all of the proceeds of the Loans solely to repay the Refinanced Debt of the Borrower listed in Schedule A next to its name. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the United States Federal Reserve System.

                  6.14. Tax Returns and Payments. Each of the Borrower and the Relevant Subsidiaries has filed all tax returns required to be filed by it and has paid all taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established in accordance with Chilean GAAP. Each of the Borrower and the Relevant Subsidiaries has paid, or has provided adequate reserves (if necessary and in such amount as is determined in each case in the good faith judgment of its management) for the payment of, all applicable income taxes for all prior fiscal years and for the current fiscal year.

                  6.15. Compliance with Law; Environmental Laws.

                  (a) The Borrower and its Subsidiaries is in compliance with all applicable Law (including applicable Law relating to environmental standards and controls), except such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (b) The Borrower's and the Relevant Subsidiaries' properties and all operations at such properties are in compliance and at all times during the last two years have been in compliance with all applicable Environmental Laws, except such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect. None of the Borrower or any Relevant Subsidiary has assumed any liability of any Person under any Environmental Laws, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (c) There are no actions, suits, investigations or proceedings, legal or administrative, pending or, to the best knowledge of the Borrower, contemplated or threatened under any applicable Environmental Laws to which the Borrower or any of the Relevant Subsidiaries is or will be named as a party with respect to its or their properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to such properties, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                  6.16. Properties.

                  (a) Each of the Borrower and the Relevant Subsidiaries has good and marketable title to all property owned by it and necessary to its business. Each of the Borrower and the Relevant Subsidiaries holds all material licenses, certificates and clearances of municipal and other authorities necessary to own and operate its properties in the manner and for the purposes currently operated by it. There are no actual or, to the best knowledge of the Borrower, threatened or alleged defaults which, individually or in the aggregate, could have a Material Adverse Effect with respect to any leases of real property under which the Borrower or any of its Subsidiaries is lessor or lessee.

                  (b) Schedule C hereto contains a true, correct and complete description of the Santa Rosa Property.

                  6.17. Employee Benefit Plans. Each of the Borrower and the Relevant Subsidiaries is in compliance with its obligations relating to all employee benefit plans established, maintained or contributed to by such Person, and neither the Borrower nor any of the Relevant Subsidiaries has any outstanding liabilities with respect to any such employee benefit plan, except such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect.

                  6.18. Investment Company Act; PUHCA.

                  (a) The Borrower is not required to register as an "investment company" within the meaning of, and pursuant to, the Investment Company Act of 1940, as amended.

                  (b) The Borrower is not a holding company, a public utility company or a subsidiary company, affiliate or associate company of a holding company or a public utility company, in each case within the meaning of the U.S. Public Utility Holding Company Act of 1935, as amended.

                  6.19. Withholding Taxes. No withholding or other taxes are required to be paid in respect of, or deducted from, any payment required to be made by the Borrower under this Agreement, the Notes, or any other Loan Document. The Borrower is permitted under applicable Law to pay any additional amounts payable under Section 4.5 as will result in receipt by the Lenders of such amounts as would have been received by the Lenders had no such withholding been required.

                  6.20. Form of Documentation. Each of the Loan Documents is in proper legal form under the Law of New York, the Law of Chile, the Law of the Cayman Islands and the Law of Spain for the enforcement thereof under such Laws; provided, however, as of the Effective Date, (i) in order for this Agreement and the other Loan Documents to be admissible in evidence in judicial proceedings in a Chilean court, this Agreement and such other Loan Documents would first have to be translated into the Spanish language by a licensed public translator who certifies as to the accuracy thereof (unless executed in Spanish by all the parties thereto) and (ii) if this Agreement or any of the Loan Documents is brought into Chile or the Loans are accounted for in Chile, payment of a stamp tax of up to 1.608% of the aggregate face value of the principal amount thereof and capitalized interest thereon would be required. The Borrower is permitted under applicable Law to pay such stamp taxes or pay such amounts under Section 12.1(ii) as would indemnify the Lenders in full against any and all such stamp taxes.

                  6.21. Indebtedness. Schedule F sets forth a true and complete list of all Indebtedness (excluding the Loans) of the Borrower and the Relevant Subsidiaries in an outstanding principal amount in excess of U.S.$30,000,000 as of the Effective Date (the "Existing Indebtedness"). After giving effect to the occurrence of the Closing Date and the Borrowings hereunder in accordance with
Section 2.4(a), no event, act or condition will have occurred in respect of any Indebtedness of the Borrower or any of its Subsidiaries in an outstanding principal amount in excess of U.S.$30,000,000 (or its equivalent in other currencies) that with the giving of notice or the lapse of time or both would permit the holders of such Indebtedness to declare such Indebtedness due and payable prior to its stated maturity.

                  6.22. Secured Debt. Schedule G sets forth a true and complete list of all Indebtedness of the Borrower and the Relevant Subsidiaries (excluding the Loans) that is secured by a Lien in an outstanding principal amount of U.S.$5,000,000 or more as of the Effective Date.

                  6.23. Sale Lease-Back Transactions. There are no Sale Lease-Back Transactions of the Borrower and the Relevant Subsidiaries having outstanding payment obligations of U.S.$5,000,000 or more as of the Effective Date.

                  6.24. Foreign Exchange Regulations. (i) After the Borrower notifies the Central Bank of the existence of this Agreement pursuant to Section
7.14 in accordance with Chapters VIII and XIV of the Compendium of Foreign Exchange Regulations, there are no foreign exchange restrictions in effect in the Cayman Islands or in Chile which would adversely affect any payment to be made under this Agreement or the Notes and (ii) with respect to payments which might be made under the Loan Documents, the Borrower is permitted under applicable Chilean Law and under Central Bank regulations currently in effect in Chile to make such payments in Dollars acquired in the formal exchange market pursuant to, and in compliance with, the Compendium of Foreign Exchange Regulations of the Central Bank of Chile, at the Office of the Administrative Agent, and the Borrower is permitted under applicable Cayman Islands Law to make such payments in Dollars at the Office of the Administrative Agent.

                  6.25. Insurance.

                  (a) Each of the Borrower and the Relevant Subsidiaries maintains insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each Relevant Subsidiary as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or such Relevant Subsidiary operates.

                  (b) Each of the Borrower and the Relevant Subsidiaries keeps its assets insured by insurers against loss or damage by fire, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are reasonable and customary for companies similarly situated owning similar properties in the same general areas in which the Borrower or such Relevant Subsidiary operates, except where the failure to maintain any such property or insurance could not, individually or in the aggregate, have a Material Adverse Effect.

                  Section 7. Affirmative Covenants.

                  The Borrower covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with all accrued interest, and all other Obligations incurred hereunder and thereunder, are paid in full:

                  7.1. Four Point Business Plan. The Borrower shall actively pursue and shall use commercially reasonable efforts to carry out its part of the Enersis four-point business plan attached hereto as Exhibit W.

                  7.2. Upstreaming. The Borrower shall cause the Endesa-Chile Subsidiaries to make available to it as soon as is possible, but in any event within 60 days after received by or on behalf or on account of such Endesa-Chile Subsidiary (first by repayment of intercompany Indebtedness, second by dividend or otherwise), to the maximum extent permitted by applicable Law (including fiduciary duties to minority shareholders) and by the contractual provisions in effect on the date hereof and described in Schedule H hereto, an amount equal to any Proceeds with respect to such Endesa-Chile Subsidiary that, if such proceeds were with respect to a Borrower, would constitute Net Proceeds.

                  7.3. Intercompany Indebtedness.

                  (a) The Borrower shall, as soon as practicable (after using its reasonable best efforts to do so) and in any event within 30 days, cause all intercompany Indebtedness existing on the Effective Date (other than pursuant to a cuenta corriente mercantil with a term no longer than 30 days) among any of the Borrower or any of its Subsidiaries to be evidenced (and thereafter to be evidenced at all times) by a note, agreement or Recognition of Debt duly executed and delivered by the borrower under such Indebtedness, which instrument shall be a legal, valid and binding obligation of the borrower thereunder, enforceable against such borrower in accordance with its terms, and (B) in the case of Indebtedness of a Chilean Person, shall qualify as titulo ejecutivo in Chile.

                  (b) The Borrower shall cause all intercompany Indebtedness (other than (i) Indebtedness existing on the Effective Date (which is covered by clause (a) above) or (ii) pursuant to a cuenta corriente mercantil with a term no longer than 30 days) among the Borrower or any of its Subsidiaries to be evidenced at all times by a note, agreement or Recognition of Debt duly executed and delivered by the borrower under such Indebtedness, which instrument (A) shall be a legal, valid and binding obligation of the borrower thereunder, enforceable against such borrower in accordance with its terms, and (B) in the case of Indebtedness of a Chilean Person, shall qualify as a titulo ejecutivo in Chile.

                  (c) Promptly after any note, agreement or Recognition of Debt evidencing any intercompany Indebtedness is executed in accordance with the requirements of clauses (a) and (b) above, the Borrower shall furnish or cause to be furnished to the Administrative Agent a true and correct copy of such note, agreement or Recognition of Debt.

                  7.4. Information Covenants. The Borrower shall furnish or cause to be furnished to the Administrative Agent for distribution to each Lender (and in sufficient copies for each Lender):

                  (a) Quarterly Financial Statements. As soon as available, and in any event within 60 calendar days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the statements of financial condition of (i) the Borrower and its Consolidated Subsidiaries on a consolidated basis, (ii) the Borrower on a stand-alone basis, (iii) each Guarantor and its Consolidated Subsidiaries on a consolidated basis and (iv) each Guarantor on a stand-alone basis, in each case at the end of such quarterly period and the related statements of income and changes in financial position for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be prepared in accordance with Chilean GAAP and certified by the chief financial officer of the Borrower, subject to normal recurring year-end audit adjustments.

                  (b) Annual Financial Statements. As soon as available, and in any event within 120 calendar days after the close of each fiscal year of the Borrower, the statements of financial condition of (i) the Borrower and its Consolidated Subsidiaries on a consolidated basis, (ii) the Borrower on a stand-alone basis, (iii) each Guarantor and its Consolidated Subsidiaries on a consolidated basis and (iv) each Guarantor on a stand-alone basis, in each case as at the end of such fiscal year and the related statements of income and changes in financial position for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all of which shall be prepared in accordance with Chilean GAAP and audited and certified by independent certified public accountants of recognized international standing in Chile. In addition, such independent certified public accountants shall, at the time of the delivery of the financial statements referenced in this Clause (b) certify the calculations required to establish compliance with Section 8 as of the end of the fiscal year to which such financial statements relate.

                  (c) U.S. GAAP Reconciliation. As soon as available, and in any event no later than the date on which such reconciliation is required to be filed with the United States Securities and Exchange Commission (or, if not so required, 180 calendar days after the close of each fiscal year of the Borrower), the reconciliation to U.S. GAAP of the financial statements delivered pursuant to Section 7.4(b) above, which shall be prepared in accordance with U.S. GAAP and audited and certified by independent certified public accountants of recognized international standing in Chile.

                  (d) Officer's Certificate. (i) At the time of the delivery of the financial statements provided for in Section 7.4(a) in respect of the quarter ended March 31, 2003, a certificate of the chief financial officer of the Borrower stating that such financial statements have been prepared in accordance with Chilean GAAP and present fairly in all material respects the consolidated (if applicable) financial condition of the Persons covered thereby and the consolidated (if applicable) results of the operations of such Persons for the period covered thereby, (ii) at the time of the delivery of the financial statements provided for in Section 7.4(a) (other than in respect of the quarter ended March 31, 2003) and (b) above, a certificate of the chief financial officer of the Borrower, (A) stating that such financial statements have been prepared in accordance with Chilean GAAP and present fairly in all material respects the consolidated (if applicable) financial condition of the Persons covered thereby at the date of the statements of financial condition and the consolidated (if applicable) results of the operations of such Persons for the period covered thereby, (B) stating that, to the best knowledge of such chief financial officer, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, and (C) setting forth in reasonable detail and in a form reasonably satisfactory to the Lenders the calculations (if any) required to establish compliance with Sections 8 and 9.1, 9.2, 9.3 and 9.8, (iii) at the time of the delivery of the financial statements provided for in Section 7.4(b) above, a certificate of the chief financial officer of the Borrower (A) setting forth in reasonable detail and in a form reasonably satisfactory to the Lenders the calculations required to determine the amount of Excess Cash with respect to the fiscal year covered in such financial statements, (B) listing all intercompany Indebtedness (other than pursuant to a cuenta corriente mercantil with a term of less than 30 days) among any of the Borrower and any of its Subsidiaries and among any such Person and Enersis and any of Enersis' Subsidiaries outstanding as of the last day of such fiscal year, and certifying compliance with Section 7.3 with respect to all such intercompany Indebtedness, and (C) listing separately the Foreign Subsidiaries and Chilean Subsidiaries as at the end of the fiscal year covered in such financial statements and (iv) at the time of the delivery of the U.S. GAAP reconciliation of the financial statements provided for in Section 7.4(c) above, a certificate of the chief financial officer of the Borrower (A) stating that such reconciliation has been prepared in accordance with U.S. GAAP, (B) stating that, to the best knowledge of such chief financial officer, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, (C) setting forth in reasonable detail and in a form reasonably satisfactory to the Lenders the calculations required to establish compliance with Sections 9.4 and
9.7 and (D) listing the Relevant Subsidiaries as at the end of the fiscal year covered in such financial statements, setting out in reasonable detail and in a form reasonably satisfactory to the Lenders the computations necessary to justify either the inclusions in or exclusions from (at the option of the Borrower) such list.

                  (e) Notice of Discussions, Default or Litigation. Promptly, and in any event within one Business Day after an officer of the Borrower obtains knowledge thereof, (i) notice (together with reasonable detail of the substance) of any meetings, negotiations or discussions by the Borrower or a Relevant Subsidiary or any of their respective Subsidiaries or Affiliates or any of such Persons' directors, officers, employees, agents or representatives with any other Person (or such Person's directors, officers, employees, agents or representatives) concerning (x) any actual or potential default, event of default or the like (however described) under any Indebtedness of the Borrower or any of the Relevant Subsidiaries in a principal outstanding amount in excess of U.S.$30,000,000 or its equivalent in other currencies (on an individual basis) or (y) any waiver, amendment or modification with respect to any event described in clause (x) under any Indebtedness of the Borrower or any of the Relevant Subsidiaries in a principal outstanding amount in excess of U.S.$30,000,000 or its equivalent in other currencies (on an individual basis), (ii) notice of the occurrence of any event which constitutes a Default or Event of Default and (iii) notice of any litigation or governmental proceeding pending with respect to any Loan Document.

                  (f) Other Reports and Filings. Promptly upon the reasonable request of the Administrative Agent or any Lender, copies of all financial and other information relating to the Borrower or a Relevant Subsidiary which the Borrower or any of the Relevant Subsidiaries (i) shall file with any securities regulatory authority or (ii) shall send or be required to send to its shareholders (including, without limitation, regular, periodic and special reports).

                  (g) Notice of Proceeds. Promptly upon the deposit of funds in the 2003 Bond Escrow Account, the Asset Sale Reserve Escrow Account or the Net Proceeds Escrow Account or, to the extent not so deposited first therein, promptly upon the repayment of the Loans in accordance with Section 4.3(a), a certificate of the chief financial officer of the Borrower setting forth in reasonable detail and in a form reasonably satisfactory to the Lenders the calculations required to establish compliance with Section 4.3(a) (including, without limitation, the calculation of Net Proceeds).

                  (h) Notice of Change in Control. Promptly, and in any event within three calendar days after an officer of the Borrower obtains knowledge thereof, notice of a (i) Change in Control or (ii) any action taken or the occurrence of an event that could reasonably be expected to result in a Change of Control.

                  (i) Other Information. From time to time, such other information or documents (financial or otherwise) relating to the business, affairs and financial condition of the Borrower and its Subsidiaries as any Lender may reasonably request.

                  7.5. Books, Records and Inspections. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles in the jurisdiction in which such Person is located and all requirements of applicable Law shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable notice (and at any time if an Event of Default has occurred and is continuing), the Borrower shall, and shall cause each of the Relevant Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under the guidance of officers of the Borrower or such Relevant Subsidiary, as the case may be, at the expense of the Administrative Agent or such Lender (unless a Default or an Event of Default has occurred and is continuing, in which case such expense shall be borne by the Borrower), any of the properties of such Person, and, except to the extent prohibited by Law, to examine the books of record and account of such Person and discuss the affairs, finances and accounts of such Person with, and be advised as to the same by, its officers and accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may request (and at any time designated by the Administrative Agent or the Lender if an Event of Default has occurred and is continuing).

                  7.6. Corporate Privileges.

                  (a) The Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect (i) its existence and
(ii) its material rights, privileges and licenses; provided, however, that nothing in this Section 7.6(a) shall prevent the withdrawal by the Borrower of its qualification as a foreign corporation in any jurisdiction in which such withdrawal could not have a Material Adverse Effect.

                  (b) The Borrower shall cause each of the Relevant Subsidiaries to do or cause to be done all things necessary to preserve and keep in full force and effect (i) its existence and (ii) its material rights, privileges and licenses; provided, however, that nothing in this Section 7.6(b) shall prevent
(x) the withdrawal by any of the Relevant Subsidiaries of its qualification as a foreign corporation in any jurisdiction in which such withdrawal could not have a Material Adverse Effect or (y) any other transaction otherwise permitted under
Section 9.7(ii) or (iii).

                  7.7. Performance of Obligations. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement, credit agreement and each other agreement, contract or instrument by which it is bound, except where the failure to do so could not, individually or in the aggregate, have a Material Adverse Effect.

                  7.8. Compliance with Law; Environmental Law.

                  (a) The Borrower shall comply with all applicable foreign exchange regulations (including, without limitation, the Compendium of Foreign Exchange Regulations of the Central Bank of Chile) and similar Law and make, or cause to be made, all necessary filings, the failure of which might affect any payment to be made under this Agreement and the other Loan Documents. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, comply in all material respects with all applicable Law.

                  (b) The Borrower shall, and shall cause each of the Relevant Subsidiaries to, (A) comply with all applicable Environmental Laws and obtain and comply with and maintain any and all licenses, approvals, registrations or permits required by applicable Environmental Laws except where failure to so obtain, comply with and maintain could not, individually or in the aggregate, have a Material Adverse Effect and (B) not permit or allow (i) any release or discharge by the Borrower or any of its Relevant Subsidiaries of any Hazardous Material required to be reported under applicable Environmental Laws to any Governmental Authority, (ii) any condition, circumstance, occurrence or event that could result in a liability under applicable Environmental Laws or could result in imposition of any Lien or other restriction on the title, ownership or transferability of any property and (iii) any proposed action to be taken by the Borrower or any of the Relevant Subsidiaries that could subject the Borrower or any of the its

Relevant Subsidiaries to any material additional or different requirements or liabilities under applicable Environmental Laws, in the case of (B)(i), (ii) and
(iii) above which release, discharge, condition, circumstance, occurrence, event or action could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  7.9. Taxes. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, pay and discharge or cause to be paid and discharged all applicable taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed or upon any part thereof, when due, as well as all lawful claims for labor, materials and supplies which, if unpaid, might by Law become a Lien upon such property; provided, however, that none of the Borrower or any of the Relevant Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with Chilean GAAP.

                  7.10. Maintenance of Property and Insurance. The Borrower shall, and shall cause each of the Relevant Subsidiaries to, (i) keep all property necessary to its business in reasonably good working order and condition, ordinary wear and tear excepted and (ii) maintain insurance on all such property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or such Relevant Subsidiary operates, except where the failure to maintain any such property or insurance could not, individually or in the aggregate, have a Material Adverse Effect.

                  7.11. Ranking. The Borrower shall ensure that the Indebtedness incurred by the Borrower under this Agreement shall at all times rank at least pari passu in priority of payment with all other present and future senior unsubordinated Indebtedness of the Borrower, except for certain statutory preferences such as withholding taxes and claims for employee benefits, which, in any event, are not material to the Borrower.

                  7.12. Further Assurances. The Borrower shall, promptly after receiving notice (or otherwise becoming aware) thereof, cure, or cause to be cured, any defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any acts or failure to act by the Borrower or any of the Relevant Subsidiaries or any employee or officer thereof. The Borrower at its expense shall promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements and instruments in compliance with or to achieve compliance with the covenants and agreements in the Loan Documents (including, without limitation, this Agreement) or to correct any omissions in the Loan Documents, or to obtain any consents, all as may be necessary in connection therewith or as may be reasonably requested by the Administrative Agent, or any Lender to such Borrower in connection therewith.

                  7.13. Guarantees. The Borrower shall cause (a) Pangue to duly execute and deliver Pangue Guarantee Agreements in substantially the forms attached as Exhibit C hereto (or, in the case of the Pangue Guarantee Agreement referenced in clause (a) of the definition thereof, eliminating Section 5.17 thereof and, in the case of the Pangue Guarantee Agreement referenced in clause (b) of the definition thereof, replacing, in Section 3 thereof, the words "por un plazo inicial de 364 dias contado desde la fecha de la presente escritura" with the words "sin limitacion alguna") and to notify the Central Bank of the existence of such new Pangue Guarantee Agreements in accordance with Chapter X of the Compendium of Foreign Exchange Regulations and provide evidence satisfactory to the Lenders of such notification, in each case at least 60 days prior to the end of the term of the existing Pangue Guarantee Agreements, and (b) Pehuenche to comply with its obligations under Section 5.17 of the existing Pehuenche Guarantee Agreement described in clause (a) of the definition thereof. In connection with the execution and delivery of any new Pangue Guarantee Agreements or amendments to the Pehuenche Guarantee Agreements, the Borrower shall deliver (or cause to be delivered) to the Administrative Agent opinions addressed to the Administrative Agent and the Lenders of legal counsels to Pangue or Pehuenche, as the case may be, in form and substance and from such counsels and in such jurisdictions reasonably satisfactory to legal counsel or counsels to the Administrative Agent.

                  7.14. Central Bank Notification.

                  (a) Promptly, and in any event within 5 days after the Closing Date, the Borrower shall notify the Central Bank of the existence of this Agreement in accordance with Chapter VIII of the Compendium of Foreign Exchange Regulations and provide written confirmation thereof to the Administrative Agent.

                  (b) Promptly, and in any event within 5 days after the Closing Date, the Borrower shall cause each of the Guarantors to notify the Central Bank of the existence of the Guarantee Agreements in accordance with Chapter X of the Compendium of Foreign Exchange Regulations and provide written confirmation thereof to the Administrative Agent.

                  Section 8. Financial Covenants.

                  The Borrower covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with all accrued interest, and all other Obligations incurred hereunder and thereunder, are paid in full:

                  8.1. Debt to Adjusted Operating Cash Flow. The Borrower shall not permit the ratio of total Indebtedness of the Borrower and its Chilean Subsidiaries on any day of a fiscal quarter to Adjusted Operating Cash Flow for the four consecutive prior fiscal quarters to exceed the amount for the relevant quarter set forth on Schedule I hereto.

                  8.2. Debt to EBITDA. The Borrower shall not permit the ratio of Consolidated Indebtedness on any day of a fiscal quarter to Consolidated EBITDA for the four consecutive prior fiscal quarters to exceed the amount for the relevant quarter set forth on Schedule I hereto.

                  8.3. Adjusted Operating Cash Flow to Interest Expense. The Borrower shall not permit the ratio of Adjusted Operating Cash Flow to Interest Expense for any period of four consecutive fiscal quarters to be less than the amounts set forth on Schedule I hereto.

                  8.4. Adjusted Consolidated Leverage Test. The Borrower shall not permit Consolidated Indebtedness on any day of a fiscal quarter as a percentage of Stockholders Equity on the last day of the prior fiscal quarter to exceed the amount for such quarter set forth on Schedule I hereto.

                  8.5. Calculations. Solely for purposes of the calculations set forth in Sections 8.1, 8.2 and 8.4, Indebtedness and Consolidated Indebtedness on any day, as the case may be, shall not include that portion of Indebtedness outstanding hereunder that would otherwise be included in Indebtedness or Consolidated Indebtedness on such day, as the case may be, equal to Net Debt Issuance Proceeds that have been deposited in the Net Proceeds Escrow Account and remain on deposit therein on such day for application on the next Payment Date to repay the Loans in accordance with Section 4.3(a).

                  Section 9. Negative Covenants.

                  The Borrower covenants and agrees that on and after the Effective Date and until the Loans and the Notes, together with interest and all other Obligations incurred hereunder and thereunder, are paid in full:

                  9.1. Transfer of Operating Assets. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign, transfer, contribute or alienate in any form, with or without consideration, operating assets that are essential for the efficient conduct of its operations or business. For the sole purpose of this Section 9.1, it is understood that each of the Borrower and its Subsidiaries will be in compliance with this obligation as long as at least 50% of the Consolidated Assets of the Borrower and its Consolidated Subsidiaries are Core Assets.

                  9.2. Permitted Capital Expenditures. The aggregate amount of Capital Expenditures made by (i) the Borrower and its Chilean Subsidiaries and
(ii) the Foreign Subsidiaries in any fiscal year shall not exceed the amount set forth for such year for the Borrower and its Chilean Subsidiaries and for the Foreign Subsidiaries, respectively, in Schedule J hereto ("Permitted Capital Expenditures"); provided, however, that at any time after 66-2/3% of the aggregate principal amount of the Loans outstanding as of the Closing Date shall have been repaid, the Borrower shall be permitted to make additional Capital Expenditures solely in respect of the Neltume Project in an amount not to exceed the amount set forth therefor for the applicable year in Schedule J hereto; provided further, however, that at the time of such Capital Expenditure and after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) the ratio of total Indebtedness of the Borrower and its Chilean Subsidiaries to Adjusted Operating Cash Flow for the immediately preceding fiscal quarter shall have been less than or equal to 5.0.

                  9.3. Indebtedness. No Chilean Subsidiary shall incur any Indebtedness (other than any amounts advanced by a Borrower or another Chilean Subsidiary pursuant to a cuenta

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corriente mercantil with a term no longer than 30 days) other than (A)
Indebtedness under its Guarantee Agreements, (B) Indebtedness the outstanding amount of which does not, in the aggregate, exceed the total amount of third-party Indebtedness for borrowed money and intercompany Indebtedness of such Chilean Subsidiary outstanding on the Closing Date, and the Proceeds of which are applied solely to repay or refinance such third-party Indebtedness for borrowed money and/or intercompany Indebtedness and (C) other third-party Indebtedness that, together with Indebtedness of all other Chilean Subsidiaries (including all Indebtedness described under clause (A) hereof), the outstanding amount of which does not exceed at any time U.S.$75,000,000 in the aggregate.

                  9.4. Investments.

                  (a) Except as contemplated by Section 7.2 or permitted by this
Section 9.4, the Borrower shall not, and shall not permit the Relevant Subsidiaries to, make any Investments, other than (i) the making of a loan or loans to Endesa-Chile Internacional until July 24, 2003, the proceeds of which are applied by Endesa-Chile Internacional solely to repay on July 24, 2003 any amounts outstanding under the Medium-Term Notes, (ii) the making of a loan or loans to Endesa-Chile Internacional at any time after April 1, 2005 until April 1, 2006, the proceeds of which are applied by Endesa-Chile Internacional solely to repay on April 1, 2006 any amounts outstanding under the 7.20% Notes, (iii) the making of a loan or loans to Enersis in an amount not to exceed U.S.$100,000,000 in the aggregate from time to time outstanding, provided that while any such amount is outstanding the Borrower shall have no Indebtedness owing to Enersis (including, without limitation, under the Endesa-Chile 2003 Liquidity Facility), (iv) Permitted Investments made after the Closing Date in an amount not to exceed U.S.$25,000,000 in any fiscal year or an aggregate amount of U.S.$75,000,000 at any time existing or outstanding, (v) amounts advanced by Endesa-Chile or any Endesa-Chile Subsidiary to Endesa-Chile or any Endesa-Chile Subsidiary that is a Chilean Subsidiary pursuant to a cuenta corriente mercantil with a term no longer than 30 days, and (vi) Permitted Cash Equivalents; provided that no Investment described in clauses (i) through (v) shall be made if a Default or Event of Default exists or would result therefrom. Notwithstanding the foregoing, if Endesa Spain holds an ownership interest in a Subsidiary of the Borrower (other than through the Borrower), the Borrower shall not make any Permitted Investment in that Subsidiary unless Endesa Spain shall have simultaneously invested its Ownership Percentage of the Default Prevention Amount.

                  (b) Permitted Investments shall be made as intercompany loans and shall comply with Section 7.3 except to the extent an Investment made as equity is the only means available to prevent the occurrence of an Event of Default.

                  9.5. Substitute Guarantee. The Borrower shall not, and shall not permit any of the Guarantors (or any other Person through which the Borrower owns the Guarantor) to, take any action limiting the ability of (a) Pangue (or any other Endesa-Chile Subsidiary which the Lenders have identified to the Borrower as an acceptable signatory of substitute Pangue Guarantee Agreements) to duly execute and deliver new Pangue Guarantee Agreements in substantially the forms attached as Exhibit C hereto (or, in the case of the Pangue Guarantee Agreement referenced in clause (a) of the definition thereof, a new Pangue Guarantee Agreement eliminating Section 5.17 thereof and, in the case of the Pangue Guarantee Agreement referenced in clause (b) of the definition thereof, a new Pangue Guarantee Agreement, replacing, in Section 3 thereof, the words "por un plazo inicial de 364 dias contado desde la fecha de la presente escritura" with the words "sin limitacion alguna) or (b) Pehuenche to increase the amount guaranteed under its Guarantee and to duly execute and deliver an amendment to the Pehuenche Guarantee Agreement referenced in clause (b) of the definition thereof in connection therewith (including, without limitation, any action resulting in the inability of the Borrower to control any shareholder vote of Pehuenche required to approve an increase in the amount of such Guarantee).

                  9.6. Repurchase or Redemption of Capital Stock. The Borrower shall not redeem, repurchase, retire or otherwise acquire any of its capital stock, and the Borrower shall not permit any of the Relevant Subsidiaries to redeem, repurchase, retire or otherwise acquire any of its capital stock or other ownership interest in it (or options or warrants in respect thereof) or make a dividend or distribution with respect to its capital stock or other ownership interest in it (or options or warrants in respect thereof) other than a redemption, repurchase, retirement, acquisition, dividend or distribution by a Relevant Subsidiary to the extent the capital stock or other ownership interest held by the Borrower or another Subsidiary of the Borrower is not treated in a manner less favorable than that held by another Person (including, without limitation, by redeeming, repurchasing, retiring or acquiring a greater portion of the capital stock or other ownership interest held by such other Person).

                  9.7. Consolidations, Mergers, Etc. The Borrower (a) shall not, and shall not permit any of the Relevant Subsidiaries to, wind-up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, and (b) shall not, and shall not permit any of the Relevant Subsidiaries to, convey, sell, lease or otherwise dispose of, or enter into any Sale Lease-Back Transaction with respect to (or agree to do any of the foregoing at any future time), all or substantially all of their respective property or assets, except that:

                  (i) subject to the provisions of Section 4.3(c), the Borrower may enter into any transaction of merger or consolidation, provided that (A) immediately after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing, (B) the Borrower shall be the surviving entity of the merger, and (C) the Borrower's Consolidated Tangible Net Worth immediately after giving effect to such transaction shall be at least equal to the Borrower's Consolidated Tangible Net Worth immediately before giving effect to such transaction;

                  (ii) any Relevant Subsidiary may enter into any transaction of merger or consolidation, provided that
                           (A) immediately after giving effect to any such transaction, no Default or Event of Default shall have occurred and be continuing, (B) either the Borrower or another Relevant Subsidiary shall be the surviving entity of the merger and (C) if the surviving entity is a Relevant Subsidiary, the Borrower's direct or indirect ownership interest in the surviving Relevant Subsidiary immediately after giving effect to such transaction shall be at least equal to the Borrower's direct and indirect ownership interest in the Relevant Subsidiary merging into the surviving Relevant Subsidiary immediately prior to giving effect to such transaction; and

                  (iii) any Relevant Subsidiary may make dispositions of all or substantially all of its properties or assets to the Borrower or to any other Relevant Subsidiary of the Borrower to the extent such disposition is permitted under Section 9.11, provided that, with respect to any such disposition to a Relevant Subsidiary, the Borrower's direct and indirect ownership interest in the transferee is at least equal to the Borrower's direct and indirect ownership interest in the transferor.

                  9.8. Sales of Assets. The Borrower shall not, and shall not permit its Subsidiaries to, conduct any Asset Sale, except to the extent that:

                  (i) no Default or Event of Default exists or would result therefrom;

                  (ii) such Asset Sale is on arm's-length terms and for Fair Market Value;

                  (iii) all consideration received by the Borrower or any such Subsidiary is in cash and is paid at the time of such Asset Sale or within 30 days thereafter (other than (A) in the case of the sale of Infraestructura 2000 (in which case all consideration must be received by December 31, 2004) and (B) at any time after 66-2/3% of the aggregate principal amount of the Loans outstanding as of the Closing Date shall have been repaid, in the case of a Permitted Asset Swap);

                  (iv) any Net Asset Sale Proceeds in respect of such Asset Sale are applied in accordance with Section 4.3;

                  (v) any other Proceeds that would qualify as Net Asset Sale Proceeds in respect of such Asset Sale are applied in the manner specified in the definition of Net Asset Sale Proceeds; and

                  (vi) the Borrower is in compliance with the provisions of
Section 8 upon giving pro forma effect to the Asset Sale (assuming that (A) for purposes of such calculation with respect to Sections 8.1 and 8.2, such Asset Sale was consummated on the first day of the prior fiscal quarter and (B) for purposes of such calculation with respect to Section 8.3, such Asset Sale was consummated on the first day of the current fiscal quarter).

                  9.9. Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, agree to create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets (real, personal or mixed, tangible or intangible, including, without limitation, shares of the capital stock of any Subsidiary), whether now owned or hereafter acquired; provided that nothing in this Section 9.9 shall prevent the creation, incurrence, assumption or existence of the following Liens:

                  (i) Liens in existence on the Closing Date that, to the extent they secure Indebtedness or exist in respect of any individual property or asset with a book value in excess of U.S.$1,000,000, are listed on Schedule K;

                  (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by Law which were incurred in the ordinary course of their business, such as carriers', warehousemen's, materialmen's, landlords' and mechanics' liens and other similar Liens arising in the ordinary course of their business, and which (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens created for the purpose of financing the acquisition or construction of any property or asset as part of a project if, in the event of a failure to repay amounts advanced in connection therewith or any interest thereon, the Person or Persons providing such financing are, at all times during which such Liens are in existence, entitled to have recourse only to such property or asset and the revenues derived from the operation of, or loss or damage to, such property or asset;

                  (iv) Liens (other than those of the type described in clause (iii) above) on any property or asset acquired or constructed by the Borrower or any of its Subsidiaries which are created, incurred or assumed contemporaneously with or within 90 days after such acquisition (or, in the case of any such property constructed after the completion or commencement of commercial operation of such property or asset, whichever is later) to secure or provide for the payment of any part of the purchase price of such property or the costs of such construction (including costs such as escalation, interest during construction and finance costs), provided that any such Lien shall (x) apply only to the property or asset so acquired or constructed, and (y) secure a principal, capital or nominal amount not exceeding 85% of the cost of acquiring or constructing such property or asset;

                  (v) Liens existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries or existing on any property or asset of any Person that becomes a Subsidiary after the Effective Date prior to the time such Person becomes a Subsidiary; provided, however, that (x) any such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (y) any such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries and
                           (z) any such Lien shall secure only
                           those obligations which it secures on the date of such acquisition or the date on which such Person becomes a Subsidiary, as the case may be;

                  (vi) Liens arising out of title retention provisions in the standard conditions of supply of goods acquired from the Borrower or its Subsidiaries by the relevant Person in the ordinary course of its business;

                  (vii) Liens arising solely by virtue of any statutory provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower or any of its Subsidiaries, and (y) such deposit account is not intended by the Borrower or any of its Subsidiaries to provide collateral to the depository institution;

                  (viii) Liens for taxes, assessments or governmental charges or levies not yet due, or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with Chilean GAAP;

                  (ix) pledges or deposits to secure obligations under workers' compensation Law or similar legislation or to secure public or statutory obligations (including obligations incurred relating to a privatization);

                  (x) pledges or deposits to secure the performance of bids, concession contracts (or similar instruments relating to an acquisition), trade contracts (other than for borrowed money) or leases, surety bonds, appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (xi) easements, rights of way and other encumbrances on title to real property that do not render title to such property unmarketable or materially and adversely affect the uses of such property for its present purposes;

                  (xii) any extension, renewal or replacement of the foregoing Liens; provided, however, that the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from the amount outstanding at the time of any such renewal, replacement or extension and such renewal, replacement or extension does not encumber any additional assets or properties; and

                  (xiii) any additional Liens securing Indebtedness, provided that the aggregate principal amount of Indebtedness secured by such Liens does not exceed U.S.$30,000,000 at any time.

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

                  9.10. Limitations on Prepayments of Indebtedness. The Borrower shall not, and shall not permit any of the Relevant Subsidiaries to, make any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness prior to the date such Indebtedness is scheduled to mature in accordance with its original terms (including, without limitation, by way of depositing with the trustee or Person fulfilling a similar function with respect to such Indebtedness money or securities prior to the date such Indebtedness is scheduled to mature in accordance with its original terms for the purpose of paying it when due) or make any payment in violation of any subordination terms of any Indebtedness, other than in respect of (x) the Loans or (y) any intercompany Indebtedness.

                  9.11. Transactions with Affiliates. The Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of the Borrower or its Subsidiaries or Enersis or its Subsidiaries (including, without limitation, any cuenta corriente mercantil) other than in the ordinary course of business and on terms and conditions as favorable to the Borrower or such Subsidiary as would be obtained by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

                  9.12. Sale of Certain Assets. Prior to January 1, 2004, the Borrower shall not, and shall not permit any of its Subsidiaries to, sell, transfer, lease or otherwise convey to Endesa Spain or any of its Affiliates any capital stock or other ownership interest in, or assets of, any of Infraestructura 2000 or Canutillar.

                  9.13. Upstreaming. Other than to the extent required by applicable Law (including fiduciary duties to minority shareholders), the Borrower shall not, and shall not permit the Endesa-Chile Subsidiaries to, take any action limiting the ability of any Endesa-Chile Subsidiary to make funds available to the Borrower pursuant to Section 7.2 (whether by repayment of intercompany Indebtedness, by dividend or otherwise), including, for the avoidance of doubt, any such action in the event that any restriction in place on the Closing Date no longer applies.

                  9.14. Limitation on Sale Lease-Back Transactions. Other than in connection with any Lien permitted under Section 9.9(iii) or (iv) or in respect of (i) the Santa Rosa Property or (ii) any existing real property of any Foreign Subsidiary, the Borrower shall not, and shall not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any third party whereby any of the Borrower or any Subsidiary shall sell or transfer any property or asset (real or personal), whether now owned or hereafter acquired, and whereby any of the Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such property or asset or any part thereof or other property or asset which any Borrower or such Subsidiary intends to use for substantially the same purpose or purposes as the property or asset sold or transferred (a "Sale Lease-Back Transaction").

                  9.15. Business. The Borrower shall not permit any material change in the nature of its principal business or that of itself and the Relevant Subsidiaries taken as a whole (whether through one or a series of transactions, whether at one time or over a period of time and whether by disposition, acquisition or otherwise).

                  Section 10. Events of Default.

                  Upon the occurrence of any of the following specified events (each, an "Event of Default"):

                  10.1. Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note, (ii) default in the payment when due of any interest on any Loan or any Note and such default shall continue unremedied for three or more Business Days or (iii) default in the payment when due of any other amounts owing hereunder or under any other Loan Document and such default in the case of any such other amounts shall continue unremedied for five or more Business Days; or

                  10.2. Representations, Etc. Any representation, warranty or statement made by or on behalf of the Borrower or any Guarantor herein or in any other Loan Document or in any certificate delivered pursuant hereto or thereto shall prove to be incorrect, untrue or misleading in any material respect on the date as of which made or deemed made; or

                  10.3. Covenants under this Agreement. The Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 4.3, 7.2, 7.3(a), 7.4(e), 7.6(a)(i), 7.13, 7.14,
8, 9.5, 9.6, 9.12 and 9.15, (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in Section 10 and such default shall continue unremedied for a period of 21 calendar days after the earlier of the date on which the Borrower becomes aware of such default or written notice thereof is delivered by the Administrative Agent or any Lender to the Borrower, or (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 10.1, 10.2 and clauses (i) and (ii) of this Section 10.3) contained in this Agreement and such default shall continue unremedied for a period of 30 calendar days after the earlier of the date on which the Borrower becomes aware of such default or written notice thereof is delivered by the Administrative Agent or the Lenders to the Borrower; or

                  10.4. Other Covenants. The Borrower or any Guarantor shall default in the due performance or observance by it of any term, covenant or agreement contained in any of the Loan Documents (other than this Agreement) to which it is a party and such default shall continue unremedied for a period of 30 calendar days (or any shorter grace period applicable thereto set forth in the relevant Loan Document) after the earlier of the date on which either such party becomes aware of such default or written notice thereof is delivered by the Administrative Agent or the Lenders to the Borrower; or

                  10.5. Cross-Default. Any Indebtedness of the Borrower or any of the Relevant Subsidiaries (other than the Indebtedness incurred hereunder) is not paid when due or within any applicable grace period in any instrument or agreement relating to such Indebtedness, or any such Indebtedness is declared to be or becomes, or any Person becomes entitled to declare such Indebtedness to be, due and payable before its stated maturity by reason of any default, event of default or the like (however described); provided, that no Event of Default shall occur under this Section 10.5 unless the outstanding amount of Indebtedness in respect of which one or more of the events mentioned above in this Section 10.5 has or have occurred equals or exceeds

U.S.$30,000,000 (on an individual basis, without taking into account any other Indebtedness in respect of which one or more events may have occurred) or its equivalent in other currencies (as reasonably determined by the Administrative Agent); or

                  10.6. Bankruptcy, Etc. The Borrower or any of the Relevant Subsidiaries shall commence a voluntary case concerning itself under any bankruptcy Law; or an involuntary case under any such Law is commenced against the Borrower or any of the Relevant Subsidiaries, and the petition is not controverted within 30 calendar days, or is not dismissed within 45 calendar days, after commencement of the case and, to the extent any such case is commenced in Chile, in accordance with any applicable Chilean Law; or a custodian is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of the Relevant Subsidiaries, or the Borrower or any of the Relevant Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to such Person, or there is commenced against the Borrower or any of the Relevant Subsidiaries any such proceeding which remains undismissed for a period of 45 calendar days, or the Borrower or any of the Relevant Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of the Relevant Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 45 calendar days; or the Borrower or any of the Relevant Subsidiaries makes a general assignment for the benefit of creditors; or the Borrower or any of the Relevant Subsidiaries shall admit in writing its inability, or shall be unable, to pay its debts as they become due; or any action is taken by the Borrower or any of the Relevant Subsidiaries to indicate its consent to, approval of, or acquiescence in, any of the acts described in this Section 10.6; or

                  10.7. Judgments. (i) One or more judgments or decrees shall be entered against the Borrower or any of the Relevant Subsidiaries involving in the aggregate a liability (not paid or fully covered by a valid and binding policy of insurance issued by a reputable insurer, which insurer shall have been notified of, and not disputed, the Claim made for payment of such judgment or decree) equivalent to U.S.$30,000,000 (or its equivalent in other currencies) or more or (ii) one or more non-monetary judgments or decrees shall be entered against the Borrower or any of the Relevant Subsidiaries that, individually or in the aggregate, could have a Material Adverse Effect, which shall remain undischarged or unstayed for a period of at least 10 calendar days; or

                  10.8. Currency Restrictions. Any Government Agency of Chile shall impose restrictions on the availability of freely transferable Dollars to Persons outside Chile or Dollars shall be unavailable at all or at a commercially reasonable rate of exchange, and as a direct or indirect result thereof, the Borrower or any Guarantor shall not have the ability or could not reasonably be expected to be able to perform its obligations under any of the Loan Documents; or

                  10.9. Denial of Liability. (a) The Borrower shall deny its obligations under this Agreement or any Note, or the Borrower or any Guarantor shall deny its obligations under any other Loan Document to which it is a party,
(b) any Law shall render invalid, or preclude enforcement of, any provision of this Agreement or any other Loan Document or shall impair the performance of the obligations of the Borrower or any Guarantor hereunder or under any other Loan Document to which it is a party, (c) any Loan Document shall otherwise cease to be in full force and effect or (d) any Government Agency shall, by moratorium Law or otherwise, cancel or suspend the obligation of the Borrower or any Guarantor to pay any amount required to be paid hereunder or under any other Loan Document; or

                  10.10. Governmental Action. Any Government Agency shall condition, nationalize, seize or otherwise expropriate all or a substantial part of the property or assets of the Borrower or any of the Relevant Subsidiaries or shall assume custody or control of such property or assets or of the business or operations of the Borrower or any of the Relevant Subsidiaries, or shall have taken any action for the dissolution or disestablishment of the Borrower or any of the Relevant Subsidiaries, or shall have taken any action that would prevent the Borrower or any of the Relevant Subsidiaries from carrying on its business or any substantial part thereof; or

                  10.11. Substitution of Guarantees. Pangue (or another Endesa-Chile Subsidiary acceptable to all the Lenders) shall not have duly executed and delivered the Pangue Guarantee Agreements in substantially the forms attached as Exhibit C hereto (or, in the case of the Pangue Guarantee Agreement referenced in clause (a) of the definition thereof, eliminating
Section 5.17 thereof and, in the case of the Pangue Guarantee Agreement referenced in clause (b) of the definition thereof, replacing, in Section 3 thereof, the words "por un plazo inicial de 364 dias contado desde la fecha de la presente escritura" with the words "sin limitacion alguna") and notified the Central Bank of the existence of such new Pangue Guarantee Agreements in accordance with Chapter X of the Compendium of Foreign Exchange Regulations and provide evidence satisfactory to the Lenders of such notification, in each case at least 60 days prior to the end of the term of the existing Pangue Guarantee Agreement, and the Administrative Agent shall not have received opinions addressed to the Administrative Agent and the Lenders of legal counsels to Pangue in form and substance and from such counsels and in such jurisdictions reasonably satisfactory to legal counsel or counsels to the Administrative Agent; or

                  10.12. Asset Sales. On or prior to June 30, 2004, (a) the Borrower shall not have consummated the sale of the assets specified in Exhibit V hereto and received all Net Asset Sale Proceeds in respect thereof or (b) the Gas Atacama Entities shall not have issued the maximum practicable amount of Indebtedness and the Borrower shall not have received all Net Debt Issuance Proceeds in respect thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, with the consent of the Required Lenders and shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any and all of the following actions without prejudice to the rights of any holder of any Note to enforce its claims against any Borrower (provided that, if an Event of Default specified in Section
10.6 shall occur with respect to a Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clause (i) below shall occur automatically without the giving of such notice): (i) declare the principal of and any accrued interest in respect of all Loans and the Notes of the Borrower, any Fees and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith

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

due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and (ii) exercise any other rights available under the Loan Documents or other document or instrument entered into in connection therewith. It is understood that the action described in clause (i) above may be taken only with the written approval or upon the written request of the Required Lenders.

                  Section 11. The Administrative Agent.

                  11.1. Appointment; Acceptance of Appointment.

                  (a) The Lenders hereby designate Citibank N.A. as Administrative Agent to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Loan Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any and all its duties and exercise its rights and powers hereunder by or through its officers, directors or employees, or any one or more sub-agents appointed by the Administrative Agent, and the Administrative Agent and any such sub-agent may perform such duties and exercise such rights and powers through their respective Affiliates. All such officers, directors, employees, sub-agents and Affiliates shall, for purposes of this Section 11, be deemed to be included in all references to the Administrative Agent.

                  (b) the Administrative Agent, for itself and its successors, hereby accepts its appointment as such upon the terms and conditions hereof, including those contained in this Section 11.

                  11.2. Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents. Neither the Administrative Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by any of them hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship with any Lender or the holder of any Note; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender. The Administrative Agent shall promptly transmit to each Lender a copy of such notice pursuant to the terms of this Agreement. The Administrative Agent shall take such action with respect to the Loan Documents to which it is a party (including with respect to any Event of Default) as may be directed by the Required Lenders in accordance with the terms of this Agreement; provided, however, that unless and until the Administrative Agent has received any such direction, subject to Section 12.13, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Loan Document (including with respect to any Event of Default) as it shall deem in its sole discretion advisable or in the best interest of the Lenders.

                  11.3. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and each holder of any Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided herein, the Administrative Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information concerning the business, operations, property, assets, condition (financial or otherwise), prospects or creditworthiness of the Borrower, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Loan Document or the condition (financial or otherwise) of the Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower or the existence or possible existence of any Default or Event of Default.

                  11.4. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement or applicable Law, and no Lender or holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

                  11.5. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, facsimile, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal and other matters pertaining to this Agreement and any other Loan Document and its duties hereunder and thereunder, upon advice of legal counsel (including, without limitation, the Borrower's counsel), independent public accountants and other experts.

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

                  11.6. Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower, the holders of the Notes will reimburse and indemnify the Administrative Agent, in proportion to the principal amount, determined at the time indemnification is sought hereunder, of their Notes (or if no Notes are then outstanding, in proportion to the principal amount, determined at the time indemnification is sought hereunder, of their Commitments), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements (including, without limitation, all costs and expenses referred to in Section 12.1) of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties hereunder or under any other Loan Document (collectively, the "Indemnified Costs"); provided, however, that no such holder shall be liable for any portion of the Indemnified Costs to the extent that such portion results from the Administrative Agent's gross negligence or willful misconduct. In the case of any investigation, litigation or other proceeding giving rise to any Indemnified Costs, this Section 11.6 shall apply whether or not the Administrative Agent or any Lender is a party thereto.

                  11.7. The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent, or any branch or Affiliate thereof, may accept deposits from, lend money to, act as trustee under indentures of, accept advisory and investment banking engagements from, and generally engage in any kind of banking, trust or other business with the Borrower or any Affiliate of the Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to any Lender.

                  11.8. Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until the assignment, transfer or endorsement thereof, as the case may be, shall have been recorded in the Register in accordance with Section 12.18. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  11.9. Succession.

                  (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Loan Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Lenders and may be removed at any time by the Required Lenders. Such resignation or removal shall only take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

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


                  (b) Upon any such notice of resignation or removal, the Required Lenders shall, upon notice to each of the Lenders, appoint a successor Administrative Agent hereunder or thereunder which shall be a commercial bank or trust company that is (to the extent no Event of Default shall have occurred and be continuing) reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrower, may, upon notice to each of the Lenders, then appoint a successor Administrative Agent which shall serve as Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

                  11.10. Power of Attorney from the Lenders. Each Lender agrees for the benefit of each other Lender to deliver and maintain in full force and effect a power of attorney in substantially the form attached hereto as Exhibit
Y. In no event shall the foregoing power of attorney confer rights to the Administrative Agent that are not otherwise granted to the Administrative Agent herein and in the other Loan Documents.

                  Section 12. Miscellaneous.

                  12.1. Payment of Expenses, Etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay (x) all reasonable and documented out-of-pocket costs and expenses (other than Taxes which are governed by Section 4.5) (x) of the Administrative Agent, the Lenders and each Mandated Lead Arranger and Bookrunner (including, without limitation, the reasonable documented fees and disbursements of a single special Chilean, New York, Spanish and Cayman Islands counsel to the Lenders, Administrative Agent and the Mandated Lead Arrangers and Bookrunners) in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto and (y) all documented costs and expenses of the Administrative Agent, each Mandated Lead Arranger and Bookrunner and each Lender in connection with the enforcement of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable documented fees and disbursements of counsel for the Administrative Agent, each Mandated Lead Arranger and Bookrunner and each Lender); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Administrative Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Person) to pay such taxes; and (iii) indemnify the Administrative Agent and each Lender, and their respective officers, directors, employees, representatives, partners, members, shareholders and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (other than Taxes which are governed by Section 4.5) incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Loan Document or the use of the proceeds of any Loans hereunder or the

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

consummation of any transactions contemplated herein or in any other Loan Document, including, without limitation, the reasonable and documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions judgments, suits, costs, expenses and disbursements, to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

                  12.2. Right of Setoff. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Administrative Agent and each Lender are hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to the Administrative Agent or such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations or any of them, shall be contingent or unmatured.

                  12.3. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in English and in writing and mailed (via express or overnight mail), delivered by hand or by overnight courier or sent by facsimile: if to the Borrower or the Administrative Agent at its address specified opposite its signature below; if to any Lender, at its Lending Office; or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, delivered or sent by facsimile, be effective when deposited in the mails, delivered to any nationally recognized overnight courier, as the case may be, or sent by facsimile, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                  12.4. Benefit of Agreement; Syndication or Assignment of Loan.

                  (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of all of the Lenders; provided further that no Lender may assign or transfer all or any portion of its Loans hereunder except as provided in Sections 12.4(b) or 12.4(c); provided further that, although any Lender may grant participations in its rights hereunder in accordance with this Section 12.4, such Lender shall remain a "Lender" for all purposes hereunder and the participant shall not constitute a "Lender"

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

hereunder; and, provided further that no Lender shall grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would require the consent of all the holders of the Notes as described in Section 12.13. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of Sections 2.8, 2.9 and 4.5 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been transferred, granted or assigned.

                  (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (i) upon written notice to the Borrower, assign all or a portion of its outstanding Loans hereunder to (x) its parent company and/or any Affiliate of such Lender which is an Eligible Transferee at least 50% owned by such Lender or its parent company or to one or more Lenders or (y) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is an Eligible Transferee managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (ii) with five Business Days' written notice to the Borrower, assign all, or if less than all, a portion equal to (x) for the first 90 days immediately following the Closing Date at least U.S.$1,000,000 in the aggregate (and integral multiples of U.S.$1,000,000 in excess thereof) and (y) thereafter at least U.S.$5,000.000 in the aggregate (and integral multiples of U.S.$1,000,000 in excess thereof) for the assigning Lender or assigning Lenders, of such outstanding Loans hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (A) at such time Schedule B shall be deemed modified to reflect the outstanding Loans of such new Lender and of the existing Lenders, (B) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement), new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 2.5 (with appropriate modifications) to the extent needed to reflect the revised outstanding Loans, (C) the consent of the Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the consent of the Borrower (which consent shall not be unreasonably withheld and shall have been deemed to have been given if the Borrower does not expressly notify the assigning Lender and the Administrative Agent otherwise within 10 Business Days after such consent has been requested in writing from the Borrower) shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (ii) above, (D) the Administrative Agent shall receive at the time of each such assignment, other than an assignment pursuant to clause (i) above or to another Lender or any of its Affiliates, from the assigning or assignee Lender the payment of a non-refundable assignment fee of U.S.$3,000, (E) no such transfer or assignment will be effective until recorded by the Administrative Agent

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

on the Register pursuant to Section 12.18 and (F) the Administrative Agent shall receive from such new Lender the power of attorney referenced in Section 11.10 hereof. To the extent of any assignment pursuant to this Section 12.4(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Loans and any reference to such Lender in this Agreement or the other Loan Documents shall thereafter refer to the assigning Lender and the assignee Lender to the extent of their respective interests.

                  (c) Nothing herein shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to secure obligations of such Lenders, including any pledge to a United States Federal Reserve Bank in support of borrowings made by such Lender from such United States Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

                  (d) Except as otherwise provided herein, all costs and expenses of any Lender associated with any assignment or transfer of, or of the granting of any participation interest in, such Lender's outstanding Loans shall be borne by such Lender or its assignee, transferee or participant; provided, however, that in the case of an assignment occurring as a result of the exercise by the Borrower of its rights under Section 2.11, the Borrower shall bear all such costs and expenses.

                  12.5. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any Lender or the holder of any Note in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between the Borrower and the Administrative Agent, any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Loan Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  12.6. Payments Pro Rata.

                  (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations of the Borrower hereunder, it shall distribute such payment to the holders of the Notes pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. Notwithstanding the foregoing, unless the Administrative Agent shall have been notified by the Borrower at least one Business Day prior to the date on which any payment is due to the Administrative Agent for the account of the holders of the Notes hereunder that the Borrower does not intend to make such payment, the Administrative Agent may assume that the Borrower has made such payment to the Administrative Agent on such date and the Administrative Agent may (in its sole discretion and without obligations to do so), in reliance upon such assumption, distribute to each holder of such Notes its pro rata share of such payment. If such payment has not in fact been made by the Borrower to the Administrative Agent and the Administrative Agent has made a corresponding amount of such payment available to each holder of such Notes, the Administrative Agent shall be entitled to recover such corresponding amount from such holder of the Notes on demand. The Administrative Agent shall also be entitled to recover on demand from each holder of the Notes interest on such corresponding amount in respect of each day from the date such corresponding amount was distributed by the Administrative Agent to such holder of the Notes until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the cost to the Administrative Agent of acquiring overnight funds.

                  (b) Each holder of the Notes agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, of a sum which with respect to the related sum or sums received by other holders of the Notes is in a greater proportion than the total amount of such Obligation then owed and due to such holder bears to the total amount of such Obligation then owed and due to all holders of the Notes immediately prior to such receipt, then the holder receiving such excess payment shall purchase for cash without recourse or warranty from the other holders of the Notes an interest in the Obligations of the Borrower to such holders of the Notes in such amount as shall result in a proportional participation by all the holders of the Notes in such amount; provided, that if all or any portion of such excess amount is thereafter recovered from such holder, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  12.7. Calculations, Computations.

                  (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with Chilean GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that such financial statements shall also be accompanied by convenience translations pursuant to which all Peso amounts will be converted into Dollars both (i) using the Observed Dollar Rate as in effect on the last day of the respective fiscal quarter or year of the Borrower, as the case may be, and (ii) on the basis provided in Section 13.7(b). The Borrower shall deliver to the Lenders at the same time as the delivery of any quarterly or annual financial statements required pursuant to Section 7.4(a) and 7.4(b) hereof, as applicable, (x) a description in reasonable detail of any material variation between the application of Chilean GAAP employed in the preparation of such statements and the application of Chilean GAAP employed in the preparation of the next preceding quarterly or annual financial statements, as applicable, and (y) reasonable estimates of the differences between such statements arising as a consequence thereof. If, within 30 days after the delivery of the quarterly or annual financial statements referred to in the immediately preceding sentence, the Required Lenders shall object in writing to the Borrower's determining compliance hereunder on the basis of such variation in Chilean GAAP, calculations for the purposes of determining compliance

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

hereunder shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which no such notification or objection shall have been made, until either (1) such notification or objection is withdrawn, or (2) if requested by the Borrower, the Required Lenders will negotiate in good faith to amend the covenants herein to give effect to the changes in Chilean GAAP in a manner consistent with this Agreement.

                  (b) Notwithstanding anything to the contrary contained in clause (a) of this Section 12.7, (i) for purposes of determining compliance with any financial covenant or a restriction stated in Dollars in this Agreement, the Dollar equivalent amount of any amounts (x) in Pesos shall be converted on the basis of the Observed Dollar Rate and (y) in any foreign currency other than Pesos shall be converted on the basis of the Noon Buying Rate, in each case as in effect on the date of determination and (iii) except as otherwise specifically provided herein, all computations determining compliance with Sections 7, 8 and 9 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Lenders but shall be made in accordance with the requirements of this Section 12.7(b).

                  (c) All computations of interest and Fees on the Loans hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and Fees are payable.

                  12.8. Governing Law; Submission to Jurisdiction; Venue.

                  (a) This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the Law of the State of New York. Any legal action or proceeding against the Borrower with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan, The City of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts. The Borrower hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over it, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any of the other Loan Documents brought in any of such courts, that such courts lack personal jurisdiction over it. The Borrower hereby irrevocably appoints CT Corporation System, with offices on the Effective Date at 111 Eighth Avenue, New York, New York, 10011, USA as its agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such agent shall cease to be available to act as such, the Borrower agrees promptly to designate a new agent satisfactory to the Administrative Agent in the Borough of Manhattan, The City of New York to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding pursuant to the terms of this Section 12.8(a). In the event that the Borrower shall fail to designate such new agent, service of process in any such action or proceeding may be made on the Borrower by the mailing of copies thereof by express or overnight mail or overnight courier, postage prepaid, to the Borrower at its address set forth opposite its signature below. To the fullest extent permitted by Law, the Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Lender or the holder of any Note to serve process in any other manner permitted by applicable Law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) The Borrower hereby irrevocably waives, to the fullest extent permitted by Law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, attachment (both before and after judgment) and execution to which it or its properties might otherwise be entitled in any legal action or proceeding in the courts of Chile, of the State of New York, of the United States or of any other country or jurisdiction, and agrees not to raise or claim or cause to be pleaded any immunity at or in respect of any such actions or proceedings.

                  (d) The Borrower hereby irrevocably waives any right it may now or hereafter have to claim or recover, in any action or proceeding arising out of or in connection with this Agreement or any other Loan Document, any indirect, special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual direct damages. This Section 12.8 is a material inducement for the Administrative Agent, the Mandated Lead Arrangers and Bookrunners and each Lender to enter into this Agreement and to make the Loans.

                  12.9. Obligation to Make Payments in Dollars. The Borrower's obligations to make payments in Dollars of the principal and interest on the Notes and any other amounts due hereunder or under any other Loan Document shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Administrative Agent at its Office on behalf of the Lenders or the holders of the Notes of the full amount of Dollars expressed to be payable in respect of the principal and interest and all other amounts due hereunder or under any other Loan Document. The obligation of the Borrower to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of the principal of and interest on the Notes and any other amounts due hereunder or under any other Loan Document, and shall not be affected by judgment being obtained for any other sums due under this Agreement or under any other Loan Document.

                  12.10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  12.11. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Administrative Agent shall have received at its Office executed copies of this Agreement from each of the Lenders and the Borrowers (whether the same or different copies).

                  12.12. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.13. Amendment or Waiver. Neither this Agreement nor any other Loan Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed (or, in the case of any Loan Document executed by the Administrative Agent for the benefit of the Lenders, consented to) by the Required Lenders; provided, however, that no such change, waiver, discharge or termination shall, without the consent of each holder of the Notes, (i) extend any Principal Payment Date, or reduce the rate or extend the time of payment of interest or Fees on any Loan or Note, or reduce the principal amount thereof, or increase the Commitment of any Lender (it being understood that a waiver of any Default or Event of Default or of a mandatory termination of the Commitment shall not constitute a change in the terms of any Commitment of any Lender),
(ii) amend, modify or waive any provision of any Guarantee Agreement (other than amendments or modifications of a ministerial nature or intended to correct manifest error or expressly contemplated pursuant to Section 7.13), (iii) release any Guarantor from its obligations under any Guarantee, consent to any replacement Guarantee or waive any Event of Default under Section 10.11, (iv) amend, modify or waive any provision of this Section 12.13 or Sections 4.1, 4.3(c), 5, 7.13, 9.5, 10.11, 11.6, 12.1, 12.2, 12.4(a), 12.6 or 12.7(c), (v)
reduce the percentage specified in the definition of Required Lenders, or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall, without the consent of the Administrative Agent, amend, modify or waive any provision of Section 10 as it applies to the Administrative Agent or any other provision as it relates to the rights or obligations of the Administrative Agent.

                  12.14. Survival. All indemnities set forth herein, including, without limitation, in Sections 2.8, 2.9, 4.5, 11.6, 12.1, 12.9 and 12.18, shall survive the execution and delivery of this Agreement and the Notes and the making, assignment and repayment of the Loans.

                  12.15. Domicile of Loans; Regulation D. Each Lender may transfer and carry any Loan at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Certain of the Refinanced Debt was, and certain of the Loans will be, "IBF loans" within the meaning of Regulation D, and therefore the proceeds of the Refinanced Debt and the Loans can be used by the Borrower only to finance operations outside of the United States as specified in Section 204.8(a)(3)(vi) of Regulation D.

                  12.16. Waiver of Jury Trial. THE ADMINISTRATIVE AGENT, THE LENDERS, THE DOCUMENTATION AGENT, THE SYNDICATION AGENTS, THE MANDATED LEAD ARRANGERS AND BOOKRUNNERS AND THE BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES ISSUED PURSUANT TO THIS AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE SYNDICATION AGENTS, THE MANDATED LEAD ARRANGERS AND BOOKRUNNERS AND EACH LENDER TO ENTER INTO THIS AGREEMENT AND TO MAKE THE LOANS.

                  12.17. The Mandated Lead Arrangers and Bookrunners; Documentation Agent and Syndication Agents. The Mandated Lead Arrangers and Bookrunners, in such capacity, shall have no rights or obligations under this Agreement other than the rights set forth in Sections 3.1 and 12. Each of the Documentation Agent and the Syndication Agents, in such capacity, shall have no rights or obligations under this Agreement other than the rights set forth in
Section 12.

                  12.18. Register. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 12.18, to maintain a register (the "Register") on which it will record the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, however, shall not affect the Borrower's obligations in respect of such Loans. Any transfer of any Loan made pursuant hereto, and the rights to the principal of and interest on such Loan, shall not be effective until such transfer is recorded on the Register and, prior to such recordation, all amounts owing to the transferor with respect to such Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Loan shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.4, which acceptance shall not be unreasonably withheld and shall be deemed to have been given if not expressly refused within 14 calendar days after receipt by the Administrative Agent. Coincident with the delivery of such Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assignor or transferor shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assignor or transferor and/or the assignees or transferees. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.18, provided, however, that the Borrower shall not be liable for any such losses, claims, damages and liabilities to the extent such losses, claims, damages and liabilities results from the Administrative Agent's gross negligence or willful misconduct.

                  12.19. Confidentiality. Each of the Lenders, the Administrative Agent, the Mandated Lead Arrangers and Bookrunners, the Documentation Agent and the Syndication Agents agrees (on behalf of itself and each of its Affiliates, directors, officers, employees, representatives partners, members and shareholders) to keep confidential, in accordance with its customary procedures of handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or any of its Subsidiaries pursuant to this Agreement; provided, however, that nothing herein shall limit the disclosure of any such information (i) to the extent required by Law, (ii) to counsel for the Administrative Agent, the Documentation Agent, the Syndication Agents, the Mandated Lead Arrangers and Bookrunners or any Lender so long as such counsel confirms to such Person that it shall keep the non-public information confidential in accordance with these provisions, (iii) to bank examiners, auditors or accountants or to any other regulatory agency or body with proper authority (including non-governmental regulatory agencies or bodies and self-regulatory agencies), (iv) to the Lenders, the Mandated Lead Arrangers and Bookrunners, the Documentation Agent, the Syndication Agents or the Administrative Agent, (v) if disclosure of such information is, in the opinion of counsel for any of the Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agents or the Mandated Lead Arrangers and Bookrunners, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving the Lenders, the Documentation Agent, the Syndication Agents, the Mandated Lead Arrangers and Bookrunners or the Administrative Agent and arising out of, based upon, relating to or involving this Agreement or any other Loan Document, or any transactions contemplated herein or arising hereunder, (vi) to a Subsidiary or Affiliate of any Lender or the Administrative Agent in connection with a transfer permitted by Section 12.4, (vii) to any assignee, participant or swap counterparty (or prospective assignee, participant or swap counterparty) so long as the Person making such assignment, selling such participation or entering into such swap transaction shall procure that such assignee, participant or swap counterparty (or prospective assignee, participant or swap counterparty) first executes and delivers to the Person making such assignment, selling such participation or entering into such swap transaction, as the case may be, an acknowledgment to the effect that it is bound by the provisions of this Section 12.19, or (viii) to any credit rating agency that rates the financial condition of the Lender or the claims paying ability of any Lender or the financial condition of the Borrower; provided further, that in no event shall any Mandated Lead Arranger and Bookrunner, Lender, the Documentation Agent, the Syndication Agents or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any of its Subsidiaries. The obligations of any assignee that has executed an acknowledgment pursuant to this Section 12.19 shall be superseded by this Section 12.19 upon the date of assignment.

         Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable securities laws, each of the Lenders, the Administrative Agent, the Documentation Agent, the Syndication Agents and the Mandated Lead Arrangers and Bookrunners (and each employee, representative or other agent of such Lenders, Administrative Agent, or Mandated Lead Arrangers and Bookrunners) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated in the Loan Documents and all materials of any kind (including opinions or other tax analyses) that are provided to the Lenders, the Administrative Agent, the Documentation

Agent, the Syndication Agents or Mandated Lead Arrangers and Bookrunners relating to such tax treatment and tax structure. For this purpose, "tax structure" means any facts relevant to the federal income tax treatment of the transactions contemplated in the Loan Documents but does not include information relating to the identity of the Borrower.

                  12.20. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective and severable from the rest of this Agreement to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                                                                      SCHEDULE D

                      Schedule D to Endesa Credit Agreement


                  SUBSIDIARY                                       OWNERSHIP (%)
                  ----------                                       -------------

Relevant Subsidiary
Empresa Electrica Pehuenche S.A. (Pehuenche S.A.)                      93.66
Endesa Argentina S.A.                                                  99.99
Endesa Chile Internacional                                            100.00
Compaoia Electrica Cono Sur S.A.                                      100.00
Empresa Electrica Pangue S.A. (Pangue S.A.)                            92.48
Compaoia Electrica Tarapaca S.A. (Celta S.A.)                         100.00
Central Hidroelectrica de Betania S.A. E.S.P.                          85.62
Edegel S.A.A.                                                          37.90
Centrais Electricas Cachoeira Dourada S.A.                             92.00

Chilean Subsidiary
Compaoia Electrica San Isidro S.A. (San Isidro S.A.)                   75.00
Inversiones Electricas Quillota S.A.                                   50.00
Empresa De Ingenieria Ingendesa S.A. (Ingendesa)                       97.64
Infraestructura Dos Mil S.A.                                           60.00
Sociedad Concesionaria Tunel El Melon S.A.                             99.95
Sociedad Concesionaria Autopista Del Sol S.A.                          60.00
Inecsa Dos Mil S.A.                                                    58.39
Sociedad Concesionaria Autopista Los Libertadores S.A.                 58.36
Endesa Invesiones Generales S.A. (Enigesa)                            100.00
Inversiones Endesa Norte S.A.                                         100.00
Empresa Electrica Pehuenche S.A. (Pehuenche S.A.)                      93.66
Compaoia Electrica Cono Sur S.A.                                      100.00
Empresa Electrica Pangue S.A. (Pangue S.A.)                            92.48
Compaoia Electrica Tarapaca S.A. (Celta S.A.)                         100.00

Foreign Subsidiary
Central Costanera S.A.                                                 51.68
Hidroelectrica El Chochon S.A.                                         47.45
Hidroinvest S.A.                                                       69.93
Centrais Electricas Cachoeira Dourada S.A.                             92.00
Endesa Brasil Participacoes Ltda.                                       100
Ingendesa Do Brasil Ltda.                                               100
Emgesa S.A. E.S.P. (Emgesa)                                            22.41
Central Hidroelectrica de Betania S.A. E.S.P.                          85.62
Endesa de Colombia S.A.                                                 100
Capital Energia S.A.                                                   90.08
Edegel S.A.A. (Edegel)                                                 37.90
Generandes Peru S.A.                                                   59.63

                  SUBSIDIARY                                       OWNERSHIP (%)
                  ----------                                       -------------

Lajas Inversora S.A.                                                   92.88
Endesa Argentina S.A.                                                  99.99
Endesa Chile Internacional                                            100.00

                                                                      SCHEDULE H


                            Contractual Restrictions



                                                                                                                Outstanding
   Endesa-Chile                                                                     Outstanding    Currency       Debt In
    Subsidiary     Country    Lender / Type   Start Date          Maturity Date       Debt        Denomination      U.S.$
   ------------    -------    -------------   ----------          -------------     -----------   ------------  -----------

                              Commercial                                                           Peruvian
Edegel S.A.A.      Peru       Paper           June 13, 2002       June 10, 2003     36,500,000     Soles        10,480,000

                              Syndicated
                              Citibank,
                              BankBoston,
Edegel S.A.A.      Peru       Continental     June 14, 2000       June 14, 2005     78,570,000     U.S.$        78,570,000


                                              Various issuances
                                              between June 4,     Various between
                                              1999 and February   August 22, 2003
Edegel S.A.A.      Peru       Local Bonds     23, 2002            and June 13, 2007 128,660,000    U.S.$        128,660,000


Edegel S.A.A.      Peru       Leasing         September 29, 1998  July 31, 2004     9,070,000      U.S.$        9,070,000
                              Syndicated
                              BOFA,
                              Boston, BBVA,
                              Bladex, HSBC,
                              Scotiabank and
Central                       bilateral with
Costanera S.A.     Argentina  JPMorgan        July 12, 2000       December 12, 2004 95,300,000     U.S.$        95,300,000




Central
Costanera S.A.     Argentina  BankBoston      August 15, 2002     April 15, 2003    3,024,000      U.S.$        3,024,000



                              Syndicated
                              Corfinsura,
Central                       Davivienda,
Hidroelectrica                Bancolombia,                                                           Colombian
Betania            Colombia   Conavi          December 27, 2002   December 27, 2007 160,000,000,000  Pesos        54,086,031


   Endesa-Chile                                      Location In
    Subsidiary     Restrictions / Observations       Contract
   ------------    ---------------------------       -----------

                                                     Clauses
                                                     relative to
                                                     Benefits,
                                                     Rights or Legal
                   Dividend distribution is          Protection,
                   prohibited in case of             Letter "i" Page
Edegel S.A.A.      Default                           18

                   Dividend distribution is          Section 5.02 -
                   prohibited in case of             Letter "i",
Edegel S.A.A.      Default                           Page 28

                   Dividend distribution is
                   prohibited in case of             Clause Six-6.1,
Edegel S.A.A.      Default                           page 73

                   Dividend distribution is          Title VII,
                   prohibited in case of             32nd, n(degree)11  in
Edegel S.A.A.      Default                           page 11

                   Dividend distribution,
                   capital reductions,
                   Management Fee
                   and amortization of
                   principal are prohibited          Section 7.04,
Central            while the operation is            Letter a), b),
Costanera S.A.     outstanding.                      c) Page 28

                   Dividend distribution is
                   prohibited unless
                   authorized by the Bank.
                   Authorization cannot
Central            be denied without                 Clause 10,
Costanera S.A.     reasonable cause.                 Letter (d)

                   Inter-company credit
                   amortization is prohibited
                   unless Betania raises
                   additional funds from the
                   sale of assets or capital
                   reductions of its subsidiaries
                   (Emgesa).

                   Inter-company interest
                   payments are prohibited if
                   any scheduled payment of
                   the syndicated loan
                   is due and not paid.

Central            Dividend distribution is
Hidroelectrica     prohibited in case of
Betania            Default.                          11th Clause, page 15


                                                                        Outstanding Debt as of
Endesa-Chile                     Outstanding      Currency               December 31, 2002 in
 Subsidiary  Lender Description     Debt        Denomination  Closing      Original Currency





             Skandinaviska                                    March 28,
Pangue       Enskilda Banken      28,093,700.00     U.S.$     1994        13,220,480.00



             Export Development                               May 12,
Pangue       Corporation          17,425,000.00     U.S.$     1994        10,890,625.05


Endesa-Chile
 Subsidiary     Restrictions / Observations

                Clause    Summary

                          Dividend distribution over the legal
                          minimum requires a minimum Debt to
                          Equity ratio of 1.857 (originally 1.6)
Pangue          6.2       and a Debt Coverage ratio of 1.0

                          Dividend distribution over the legal
                          minimum requires a minimum Debt to
                          Equity ratio of 1.857 (originally 1.6)
Pangue          8,02,c    and a Debt Coverage ratio of 1.0


                                                                      SCHEDULE I



                            Financial Covenant Ratios

                                                   2003        2004        2005       2006        2007        2008

Section 8.1 (Debt to Adjusted Operating
     Cash Flow)
         First quarter......................         -        9.25x       8.25x       7.50x      7.00x       6.25x
         Second quarter.....................       9.50x      9.00x       8.00x       7.25x      7.00x       6.00x
         Third quarter......................       9.50x      8.75x       7.75x       7.25x      6.75x         -
         Fourth quarter.....................       9.50x      8.50x       7.50x       7.00x      6.50x         -
Section 8.2 (Debt to EBITDA)
         First quarter......................         -        6.50x       6.00x       5.00x      4.50x       4.00x
         Second quarter.....................       6.75x      6.25x       5.75x       4.75x      4.50x       4.00x
         Third quarter......................       6.75x      6.00x       5.25x       4.50x      4.25x         -
         Fourth quarter.....................       6.75x      6.00x       5.00x       4.50x      4.00x         -
Section 8.3 (Adjusted Operating Cash
     Flow to Interest Expense)
         Four consecutive quarters prior
              to first quarter..............         -        1.50x       1.50x       1.75x      1.75x       2.00x
         Four consecutive quarters prior
              to second quarter.............       1.50x      1.50x       1.50x       1.75x      1.75x       2.00x
         Four consecutive quarters prior
              to third quarter..............       1.50x      1.50x       1.50x       1.75x      1.75x         -
         Four consecutive quarters prior
              to fourth quarter.............       1.50x      1.50x       1.75x       1.75x      2.00x         -
Section 8.4 (Adjusted Consolidated
     Leverage Test)
         First quarter......................         -       115.00%     115.00%     100.00%     85.00%      72.50%
         Second quarter.....................      115.00%    115.00%     112.50%     100.00%     82.50%      70.00%
         Third quarter......................      115.00%    115.00%     100.00%      92.75%     80.00%        -
         Fourth quarter.....................      115.00%    115.00%     100.00%      85.00%     75.00%        -